Exhibit 99.1
PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made between BRACEBRIDGE CORPORATION, a Delaware corporation (“Seller”), and ATHENAHEALTH, INC., a Delaware corporation with an office at 311 Arsenal Street, Watertown, MA 02472 (“Purchaser”). BANK OF AMERICA, N.A. joins in this Agreement for the sole purpose of acknowledging its agreement to enter into a Lease Agreement as provided in Section 1.2 of this Agreement.
     In consideration of the mutual covenants and representations herein contained, Seller and Purchaser agree as follows:
1. PURCHASE AND SALE
     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, the following described property (herein collectively called the “Property”):
     (a) Land. That certain tract of land (the “Land”) located at 1 Hatley Road, Belfast, Maine, being 53 acres, more or less, as generally depicted on a plan marked Exhibit A attached hereto and incorporated herein by reference. A boundary survey of such land, and a surveyor’s description consistent with such survey, shall be prepared at Seller’s expense by a surveyor licensed in the State of Maine conforming to the approximate lines depicted on Exhibit A, and copies of such survey and description shall be delivered to both Seller and Purchaser within thirty (30) days after the effective date of this Agreement;
     (b) Improvements. All improvements, consisting of all of the buildings located on the Land (185,954 square feet), including Buildings 1,2, 3 and 4 and a connecting atrium (132,918 square feet), a facilities office building (5,441 square feet), a utility building (3,206 square feet), a warehouse building (32,464 square feet), a shed (800 square feet) and a daycare facility (11,125 square feet), all mechanical, heating, air conditioning, ventilation and plumbing fixtures and systems (excluding, with respect to the security systems, the cameras and the related computers, but including all cabling, proxy readers and other infrastructure) located within such buildings, a ball field, drainage ponds #1 and #2, and all roads, parking lots and landscaping, and all utility lines that are owned by Seller (the “Improvements”) in, on or under the Land;
     (c) Miscellaneous Items. To the extent they are transferable and in Seller’s possession, all of Seller’s right, title and interest in all utility contracts, warranties, plans and specifications, engineering plans and studies, floor plans and landscape plans;
     (d) Easements. All easements, if any, benefiting the Land or the

Improvements shall be conveyed to Purchaser. Seller shall retain easement rights for motor vehicular and pedestrian access over the existing roads leading through the Land connecting between Route 52, Route 3 and the property retained by Seller along the westerly side of the Land. Seller and Purchaser shall enter into a separate access easement agreement on the Date of Closing (as defined in Section 6.1) that sets forth the terms and conditions of such easement (including, without limitation, Seller’s obligations to reimburse Purchaser for Seller’s agreed upon share of all costs and expenses relating to the maintenance, repair, and replacement of such existing roads, Seller’s obligation to maintain commercial general liability insurance on which Purchaser is named as an additional insured or, so long as Seller is the owner in fee simple of the property benefited by said easement, to cause such risks to be covered by the self-insurance program maintained by the Bank of America, N.A., and Seller’s obligation to indemnify and hold harmless Purchaser from liability arising from Seller’s use of said roads). To the extent that the survey work described in Section 1.1(a) reveals that water drainage occurs from the property retained by Seller into the Land, or from the Land into the property retained by Seller, Seller and Purchaser shall enter into a separate drainage easement agreement on the Date of Closing that sets forth the terms and conditions of the easement retained and/or granted accordingly; provided, however, such easement shall not unreasonably restrict future development of the encumbered property. To the extent that the survey work described in Section 1.1(a) reveals that utility lines of any kind cross the Land to serve the property retained by Seller, or cross the property retained by Seller to serve the Land, and such easement are not otherwise of record, Seller and Purchaser shall enter into a separate utility easement agreement on the Date of Closing that sets forth the terms and conditions of the easement retained and/or granted accordingly;
     (e) Rights and Appurtenances. All rights and appurtenances pertaining to the foregoing, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way; and
     (f) Keys. All keys to locks on the Property.
     (g) Personal Property. All furniture, fixtures and equipment located in the buildings located on the Land, excluding any art and antiquities designated by Seller. Within thirty (30) days after the effective date of this Agreement, an inventory list of such personal property shall be prepared by Seller and delivered to Purchaser for its verification.
     (h) Assignment of Leases. In the event that Seller enters into any leases of the Property prior to Closing as described in Section 2.2(a), Seller shall assign its rights in such leases to Purchaser at time of Closing, including all security deposits held by Seller from such tenants.
     (i) Licenses. If and to the extent transferable, all right, title and interest of the Seller in and to any and all licenses and permits owned or held by the Seller in any way related to or arising out of or used in connection with ownership or operation of the Property, including, without limitation, any permits issued by the Maine Department of Environmental Protection or the City of Belfast.
     1.2 Lease. At the time of Closing (as defined in Section 6.1), Bank of America, N.A., as Tenant, and Purchaser, as Landlord, shall enter into, execute and deliver a Lease of the daycare facility upon the terms and conditions and in the form of Exhibit D attached hereto and incorporated by reference herein (hereinafter called the “Lease”).
     1.3 Subdivision. Seller hereby advises Purchaser that the Land is part of a larger parcel of land. If it is determined that Seller is required to obtain subdivision approval from any state, regional, local or other governmental, administrative or quasi-governmental body or agency before it can convey the Land to Purchaser, then this Agreement shall be contingent upon Seller’s receipt of said subdivision approval. In such event, Seller shall submit the necessary application and other documents required for the subdivision approval promptly following such determination, and Seller shall diligently prosecute said application; all costs and expense shall be borne by Seller. Said contingency shall be deemed satisfied on the date on which (i) the subdivision approval has been granted to Seller on terms and conditions reasonably satisfactory to Seller and Purchaser and (ii) all applicable appeal periods have expired without the filing of an appeal; if such subdivision approval imposes obligations or conditions that affect either Purchaser’s proposed use of the Property or Purchaser’s ability to construct additional buildings on the Land, said obligations or conditions shall be deemed unsatisfactory. The Date of Closing shall be postponed to the fifteenth (15th) day after said contingency is deemed satisfied; provided, however, if such contingency is not deemed satisfied on or before the one hundred eightieth (180th) day after the effective date of this Agreement, then Purchaser shall have the right, at any time thereafter, to cancel this Agreement, in which case the Earnest Money (as defined in Section 3.1) and the accrued interest (less the Independent Consideration, as defined in Section 3.2) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller.
     1.4 Easements. Within forty-five (45) days after the effective date of this Agreement, Seller shall deliver to Purchaser, for its review and approval, a draft of each of the easements described in Section 1.1(d). The parties agree to negotiate such easements in good faith. If the parties have not agreed upon the terms and conditions of all such easements on or before the Inspection Completion Date for any reason, then Purchaser shall have the right, at its sole discretion, to terminate this Agreement pursuant to the provisions of Section 4.6.
2. PURCHASE PRICE
     2.1 Purchase Price. Unless adjusted as provided in Section 2.2, the purchase price (the “Purchase Price”) for the Property shall be SIX MILLION ONE HUNDRED THOUSAND DOLLARS ($6,100,000.00) U.S Dollars and shall be paid by wire transfer by Purchaser to Seller at the closing (as defined in Section 6.1).
     2.2 Price Adjustments.
     (a) Prior to the tenth (10th) day preceding the Date of Closing, Seller shall seek to obtain tenants for only the following buildings: the facilities office building; and the warehouse building. As and when Seller identifies a prospective tenant for said buildings, Seller agrees to promptly notify Purchaser of the prospect’s name and the prospect’s proposed use. Before consummating any lease with a prospective tenant, Seller shall disclose to Purchaser the identity of the tenant (to the extent not previously disclosed), the area proposed for leasing, the terms and conditions of the proposed lease, and such other information as Purchaser may reasonable request (including, without limitation, financial information). Seller shall not grant and execute any such lease without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller hereby agrees that Purchaser may withhold its consent, and such action shall be deemed reasonable, if (i) the proposed tenant does not have sufficient financial worth (taking into consideration its obligations under the proposed lease), or (ii) the rent under the proposed lease is below the current fair market rent for comparable space, or (iii) the term of the proposed lease is for more than five (5) years, or (iv) the proposed tenant is a competitor; or (v) the proposed tenant intents to use the space for manufacturing, light manufacturing, distribution facility, or any other use or purpose incompatible with the anticipated uses of the Property by Purchaser, or any use that is not then permitted by the applicable zoning ordinances; provided, however, Seller acknowledges that the foregoing list is not intended to be a complete list and that there are other reasons why Purchaser may withhold its consent that are reasonable. In the event that any leases are granted by Seller prior to the tenth (10th) day preceding the Date of Closing, with prior approval of Purchaser, the Purchase Price shall be increased to reflect the increased value of the Property represented by such rental income; in calculating the increase in said value, the parties shall take into account the expenses related to such approved leases (including, without limitation, leasing commissions, tenant improvement expenses, free rent, and relocation expenses) and the party (Seller or Purchaser) financially responsible for such expenses. The parties shall negotiate in good faith to determine such price adjustments by mutual agreement.
     (b) From and after the tenth (10th) day preceding the Date of Closing, Seller shall have no right to seek tenants for any building on the Land.
3. EARNEST MONEY
     3.1 Earnest Money. Purchaser shall deliver to the PARAGON COMMERCIAL REAL ESTATE (“Escrow Agent”) within two (2) business days after the effective date of this Agreement, the sum of TWENTY FIVE THOUSAND AND NO ONE-HUNDREDTHS DOLLARS ($25,000.00) in cash to be held by the Escrow Agent in an interest-bearing escrow account as Purchaser and Seller shall direct in accordance with the provisions of this Agreement, including, without limitation the supplemental escrow instructions set forth on Schedule 1 attached hereto and incorporated herein by reference. In the event there is a conflict between the provisions of this Agreement and the provisions of the supplemental escrow instructions, the provisions of this Agreement shall govern. If Purchaser does not terminate this Agreement pursuant to Section 4.6, the Purchaser shall deliver to Escrow Agent within two (2) business days after the expiration of the Inspection Completion Date an additional sum of ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000.00) to be held by Escrow Agent in an interest bearing account as Purchaser and Seller shall direct in accordance with the terms set forth above. Said payments are individually and collectively referred to herein as the “Earnest Money”.

Seller shall have the option of terminating this Agreement if the Earnest Money is not delivered to the Escrow Agent within either such times. If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money and any accrued interest (less the Independent Consideration as defined in Section 3.2) shall be paid to Seller and applied to the payment of the Purchase Price. If Purchaser terminates this Agreement in accordance with any right to terminate granted by this Agreement, the Earnest Money and any accrued interest (less the Independent Consideration) shall be promptly returned to Purchaser, and no party hereto shall have any further obligations under this Agreement. If Purchaser breaches this Agreement after Purchaser has approved the matters set forth in Section 4 of this Agreement, and the sale of the Property is not consummated as a result of such breach, all Earnest Money deposited hereunder, together with all accrued interest, shall be delivered by the Escrow Agent to Seller, and no party shall have any further obligations under this Agreement.
     3.2 Independent Consideration. The sum of ONE HUNDRED AND NO ONE-HUNDREDTHS DOLLARS ($100.00) shall be retained from the Earnest Money by Seller as consideration for Purchaser’s right to inspect the Property and for Seller’s execution, delivery, and performance of this Agreement, the sufficiency of which is acknowledged by Seller (the “Independent Consideration”). The Independent Consideration is in addition to and independent of any consideration or payment provided in this Agreement, is nonrefundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.
4. CONDITIONS TO CLOSING
     4.1 Title Commitment. Purchaser may obtain a title examination or title commitment (the “Title Commitment”) for the Property, at Purchaser’s expense, issued by an attorney or title company selected by Purchaser, reflecting the status of title to the Property. Such attorney or title company shall deliver to Purchaser and Seller together with the Title Commitment, legible copies of all instruments shown as exceptions thereon, together with copies of tax statements for the prior year reflecting amounts owed by Seller for such year to each taxing authority located within the county in which the Property is located. At Closing, the Purchaser’s Closing Statement shall reflect the amount owed to each such taxing authority as a separate line item.
     4.2 Survey. Apart from the survey to be obtained by Seller as provided in Section 1.1(a), Purchaser may obtain, at Purchaser’s expense, a current survey (the “Survey”) of the Property prepared by a surveyor licensed in the State of Maine. The Survey shall show such information and include such certifications as Purchaser may reasonably require. If Purchaser obtains a Survey, Purchaser shall cause a copy of the Survey to be delivered to Seller and the Closing Attorney / Title Company within three (3) days of Purchaser’s receipt of the Survey. Notwithstanding anything to the contrary contained in this Agreement, Purchaser may elect to use the same surveyor retained by Seller under Section 1.1(a); in such event, Purchaser shall be responsible for those costs incurred by said surveyor to show the information and certifications requested by Purchaser.

     4.3 Title Defects.
     (a) Except as provided in Section 4.3(c), Purchaser shall have until the Inspection Completion Date to notify Seller in writing of any objection that Purchaser may have to any exceptions reported in the Title Commitment or any matter shown on the Survey. Seller shall have no obligation to cure any objection or matter, except as set forth in the next succeeding sentence. Notwithstanding the foregoing, Seller shall be obligated to cure (i) all mortgages affecting the Property, (ii) all past due ad valorem taxes and assessments of any kind constituting a lien against the Property, and (iii) all mechanics’, materialmen’s, or similar liens arising out of any work or service provided to Seller; and Seller shall be obligated to use commercially reasonable efforts to cure all judgments and attachments that have become a lien against the Property, provided, however, Seller shall not be obligated to spend more than $50,000.00 in connection therewith.
     (b) If Purchaser timely notifies Seller of any objections to any exceptions reported in the Title Commitment or any matter shown on the Survey, then Seller shall notify Purchaser, within ten (10) business days after receipt of Purchaser’s notice, whether Seller will attempt to cure such objection or matter. If Seller does not agree to attempt to cure such objection or matter by notice given to Purchaser within the aforesaid ten (10) business day period, then Purchaser shall have the right, by notice given to Seller within ten (10) business days after the earlier to occur of the expiration of said ten (10) business day period or Purchaser’s receipt of Seller’s notice, either to (i) waive the objection or matter and close title without abatement or reduction of the Purchase Price, or (ii) terminate this Agreement. If Seller agrees to attempt to cure such objection or matter, then Seller shall have thirty (30) days after Seller’s receipt of Purchaser’s notice to cure the same; in such event, Seller agrees to use commercially reasonable efforts to remove such objection or matter within said thirty (30) day period. In the event Seller has not removed such objection or matter within said thirty (30) day period, then Purchaser shall have the right, by notice given to Seller within five (5) business days after the expiration of said thirty (30) day period, either to (i) waive the objection or matter and close title without abatement or reduction of the Purchase Price, or (ii) terminate this Agreement.
     (c) In the event any defect in title of any nature arises after the Inspection Completion Date, Purchaser shall notify Seller of such defect on or before the Date of Closing. If Purchaser notifies Seller of any such defect on or before the Date of Closing, then Seller shall notify Purchaser, within ten (10) business days after receipt of Purchaser’s notice of such defects, whether Seller will attempt to cure such defects. The parties agree that the procedures set forth in Section 4.3(b) shall apply to such defects.
     (d) If Purchaser does not terminate this Agreement pursuant to the provisions of this Section 4.3, any such uncured title objections or matters shown on the Survey, as well as any title exception listed in the Title Commitment which are not objected to by Purchaser, shall be “Permitted Exceptions” in the deed to be granted by Seller to Purchaser. If Purchaser does terminate this Agreement pursuant to the provisions of this Section 4.3, then the Earnest Money Deposit and accrued interest (less the Independent

Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller.
     (e) The parties acknowledge and agree that the Date of Closing shall be postponed by the number of days required to allow the parties to respond within the aforesaid time periods and, if applicable, to allow Seller to attempt to cure such objections or matters.
     4.4 Permits and Zone Programs.
     (a) Pine Tree Zone. Purchaser shall have the right, by notice given in writing at any time prior to the expiration of the Inspection Completion Date, as the same may be extended pursuant to Section 4.7, to cancel this Agreement if Purchaser concludes, in its sole and absolute discretion, that Purchaser may not receive the full tax benefits of the Pine Tree Development Zone Program of the State of Maine notwithstanding the issuance of a Certificate of Qualification by the Commissioner of the Department of Economic and Community Development that business to be conducted by Purchaser on the Property is a qualified Pine Tree Development Zone business; in such event, the Earnest Money Deposit and accrued interest (less the Independent Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller. Purchaser agrees to act in good faith to submit all information requested by the Department of Economic and Community Department or by any other agency or department of the State of Maine in a timely manner to seek approval of its application.
     (b) Permit Amendments. Purchaser, at its expense, shall apply to seek approval effective on the Date of Closing to amend and/or transfer existing licenses, permits and other governmental approvals so as to permit the Property to be owned and operated by Purchaser separate from the remaining land, buildings and improvements to be retained by Seller, including, without limitation, the Maine DEP permits issued under the Maine Site Location of Development Law and the Site Plan approvals issued by the City of Belfast under its zoning ordinances. Seller agrees to cooperate and join in any such applications by Purchaser to the extent required. Purchaser shall have the right, by notice given in writing at any time prior to expiration of the Inspection Completion Date, as the same may be extended pursuant to Section 4.7, to cancel this Agreement if all of such approvals are not granted, in which case the Earnest Money Deposit and accrued interest (less the Independent Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller. Purchaser agrees to act in good faith to submit all information requested the Maine DEP and the Belfast Planning Board in a timely manner to seek approval of its applications.
     4.5 Seller’s Documents; Inspection.
     (a) Attached hereto as Schedule “2” is a preliminary list of documents requested by Purchaser in connection with its due diligence. Within five (5) business days after the effective date of this Agreement, Seller shall notify Purchaser, in writing, of the existence or non-existence of said documents after reasonable investigation and/or inquiry. With respect to those documents that do exist (“Seller’s Documents”), Seller shall cause the same to be available for Purchaser’s inspection at the Facilities Building located on the Land within seven (7) business days after the effective date of this Agreement; upon Purchaser’s request, Seller agrees, at no charge, to provide Purchaser with a true and complete photocopy of any of Seller’s Documents. Seller does not represent or warrant to Purchaser the accuracy or completeness of any of Seller’s Documents. Seller’s Documents are being made available to Purchaser as an accommodation only and without recourse to Seller.
     (b) In consideration of the Independent Consideration, Purchaser shall have until sixty (60) days after the effective date of this Agreement (the “Inspection Completion Date”) to review the Survey and the Title Commitment, if any, to obtain all licenses, permits and other governmental approvals (including, without limitation, those set forth in Section 4.4(a) and 4.4(b)), and to perform such other inspections and investigations of the Property as Purchaser may choose, including, but not limited to, general building inspections, soil tests and environmental studies, wetland studies, appraisals, engineering studies, underwriting analyses, determinations of compliance with zoning, permitting, subdivision, environmental and other land use laws and regulations and confirmation of the square footage of the buildings. Purchaser shall conduct its inspections and investigations in a manner that will not result in any damage to the Property or any liability to the Seller, and Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, damages, liabilities and costs incurred by Seller as a result of Purchaser’s access to the Property for the purpose of conducting any such inspections and investigations, provided that Purchaser shall have no liability for any loss in value to the Property resulting from the discovery of any existing condition at the Property. Any information so obtained by Purchaser with respect to the Property, and any information provided by Seller to Purchaser, shall be considered confidential and not disclosed to outside third parties, unless otherwise required by law. In the event Purchaser does not consummate the Closing contemplated by this Agreement, Purchaser shall, within fourteen (14) days of the termination hereof, return all of Seller’s Documents and all other items given to Purchaser by Seller.
     (c) As set forth in Section 4.5(b) above, Purchaser shall have the right, at its option, to cause a reputable, licensed architect or engineer to measure the square footage of the buildings identified in Section 1.1(b) prior to the Inspection Completion Date. If it is determined that the aggregate square footage of such buildings is 167,358 square feet or less or 204,549 square feet or more, then Purchaser shall deliver to Seller a true and complete photocopy of the measurement, and the Purchase Price shall be reduced (if the square footage is 167,358 or less) or increased (if the square footage is 204,549 or more) by an amount equal to the product of $32.80 multiplied by difference between 185,954 and the actual square footage. If Seller disputes said determination, then Seller shall cause a reputable, licensed architect or engineer to re-measure said buildings within ten (10) days after Seller’s receipt of Purchaser’s determination and to deliver Purchaser a true and complete photocopy of such re-measurement within five (5) days after said ten (10) day period. In the event Seller fails to timely exercise such re-measurement right or to timely notify Purchaser of such re-measurement, then, in either case, the square footage determined by Purchaser’s architect or engineer shall be deemed to be the square footage of the buildings. In the event Seller timely exercises such re-measurement right and timely notifies Purchaser of such re-measurement, the parties agree to promptly meet to negotiate in good faith their differences.
     (d) Supplementing the foregoing, upon receipt of Purchaser’s written request, Seller agrees to make available to Purchaser, and its agents and representatives, for inspection during normal business hours, copies of all other documents and records in its possession, as determined after reasonable investigation and/or inquiry, relating to the operation, maintenance and capital improvements of the Property, its permits and licenses, and any other reports, studies or investigations that are not identified on Schedule “2”.
     (e) All requests from Purchaser for information and documents relating to the Property shall be sent to either Mark Blair or Stephen Christie of CB Richard Ellis, and all responses from Seller to such requests shall come from either Mark Blair or Stephen Christie of CB Richard Ellis. Seller hereby represents to Purchaser that Mark Blair and Stephen Christie of CB Richard Ellis are duly authorized to act for and on behalf of Seller in connection with all due diligence requests, and Purchaser may rely on said responses. Seller agrees to cause the foregoing individuals to promptly response to Purchaser’s requests and to otherwise cooperate in a commercially reasonable manner.
     4.6 Termination. Purchaser shall have the right, by notice in writing given at any time prior to the expiration of the Inspection Completion Date, to cancel this Agreement for any reason, in which case the Earnest Money Deposit and accrued interest (less the Independent Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller.
     4.7 Extension. In the event any of the conditions set forth in Sections 4.4 and 4.5 have not been completed on or before the Inspection Completion Date, then Purchaser shall have the right, in lieu of termination, by notice in writing given at any time prior to the expiration of the Inspection Completion Date, to extend the Inspection Completion Date for a period of fifteen (15) days. For the purposes of this Agreement, such fifteenth (15th) day shall be hereinafter referred to as the “Extension Date.”
5. AS IS; REPRESENTATIONS OR WARRANTIES BY SELLER
     5.1 As Is. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND IN ANY DOCUMENT DELIVERED AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANYONE

ELSE MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, HAZARDOUS MATERIALS, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDER OR EQUIPMENTS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND REGULATIONS PROMULGATED THERE UNDER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS”, “WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 5.1 SHALL BE DEEMED TO SURVIVE THE CLOSING.
     5.2. Seller’s Representations.
     Seller hereby represents and warrants to Purchaser, as of the effective date of this Agreement and as of the Date of Closing, that the following are and will be true in all material respects:

     (a) The execution, delivery and performance of this Agreement by Seller are within Seller’s powers and have been duly authorized by all necessary corporate action. The person whose signature appears below for Seller is duly authorized to execute and deliver this Agreement.
     (b) To the current actual knowledge of Seller, except for permits, applications and filings required by governmental authorities in connection with Seller’s operation of the Property, (i) Seller has not made any commitments or representations to any federal, state, regional, local or other governmental, administrative or quasi-governmental body or agency that may affect or bind the Property, the use or operation thereof, or any subsequent owner of the Property, and (ii) there are no outstanding contracts, agreements, options, or obligations of any nature between Seller and any federal, state, regional, local or other governmental, administrative or quasi-governmental body or agency, which do or may affect or bind the Property, the use or operation thereof, or any subsequent owner of the Property.
     (c) To the current actual knowledge of Seller, except for matters evidenced in the public records of the governmental authorities (such as the real property records) or matters which would be evidenced by a survey or inspection of the Property, there are no outstanding contracts, agreements, commitments, options, or obligations of any nature between Seller and any other person or entity, which do or may affect or bind the Property, the use or operation thereof, or any subsequent owner of the Property.
     (d) To the current actual knowledge of Seller, Seller has not received any notice of any outstanding violation of any law, ordinance, rule, regulation or order affecting the Property or any outstanding violation of any matters of record.
     (e) To the current actual knowledge of Seller, Seller has not received any notice of a pending or threatened condemnation, eminent domain, sale in lieu thereof or similar proceeding affecting the Property or any portion thereof, and there are no other actions, suits or proceedings (including proceedings involving insurance claims or losses or potential insurance claims or losses), at law or in equity, pending, threatened or contemplated against the Property or against Seller that affects any portion of the Property.
     (f) To the current actual knowledge of Seller, there has been no reportable surface or sub-surface contamination due to the use, storing, spill, release, disposal or treatment of any hazardous substances or hazardous wastes, as defined by any federal, state or local health or environmental laws, regulations or ordinances, during Seller’s ownership of the Property, and Seller has not received any notice of any violation of said federal, state or local health or environmental laws, regulations or ordinances in connection with Seller’s use or ownership of the Property that remains uncured.
     (g) There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against Seller which would prevent Seller from transferring the Property.
     (h) To the current actual knowledge of Seller, there are no oral or written leases, subleases, licenses or occupancy agreements existing or pending with any person or entity relating to the Property or any portion thereof other than those contemplated by Section 1.2 and Section 2.2(a), and there are no existing or pending contracts of sale, options to purchase, rights of first refusal or other such rights with respect to the Property or any part thereof.
     (i) To the current actual knowledge of Seller, Seller has not received any notice of, and has no knowledge of, any pending improvements, liens or special assessments to be made against the Property by any governmental authority.
     (j) There are no judgments outstanding against Seller in Maine or in any other jurisdiction which would prevent Seller from transferring the Property.
     (k) Seller owns simple fee title to the Land and the Improvements, and Seller owns the personal property included in the Property free and clear, and no such Personal Property is rented or leased.
     (l) All service contracts, supply contracts, maintenance agreements, management agreements, brokerage agreements and other contracts currently existing with respect to all or any part of the Property (collectively, “Service Contracts,” and individually, a “Service Contract”) shall be terminated as of the Date of Closing.
     (m) Seller will not knowingly cause or permit any action to be taken which would cause any of the foregoing representations or warranties to be untrue in any material respect as of the Closing.
Seller agrees to immediately notify Purchaser in writing of any event or condition which occurs prior to the Date of Closing, which causes a material change in the facts related to, or the truth of, any of the above representations.
All references in this Agreement to the “knowledge” of Seller shall refer only to the current actual knowledge of Mark Blair or Stephen Christie of CB Richard Ellis, agent of Seller, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose upon Seller any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, including the contents of the files, documents and materials made available to or disclosed to Buyer. Seller affirmatively states that it has not reviewed such files, documents or materials and that Seller’s representations and warranties hereunder that are qualified by “knowledge” are not based on the contents of any such files, documents or materials.
6. CLOSING
     6.1 Closing. The Closing shall take place on the twentieth (20th) day after the later to occur of (i) Inspection Completion Date and (ii) the Extension Date, or at such earlier date and time as may be mutually agreed upon in writing by Seller and Purchaser (“Date of Closing”), subject, however, to the provisions of Section 4.3(e). Not less than ten (10) business days prior to the Date of Closing, Purchaser shall designate an attorney or title company to conduct the closing (the “Closing Attorney / Title Company”) and a location for the closing in the State of Maine. No representative of Seller shall be required to attend the Closing in person, provided that Seller delivers in escrow to the Closing Attorney / Title Company on or before the Date of Closing the Deed for the Property and all other documents required hereunder, which have been duly executed and, if required, acknowledged, and which, if applicable, are in form for recording. Seller shall execute such other documents in connection with the Closing as may be reasonably requested by Purchaser’s lender, provided such documents shall be delivered to Seller no later than two (2) business days prior to the Date of Closing.
     6.2 Seller’s Obligations at Closing. At Closing, Seller shall deliver to Purchaser the following documents:
     (a) Deed. Short Form Quitclaim Deed with Covenant (the “Deed”) executed by Seller, in the form attached to this Agreement as Exhibit “B “, conveying marketable and insurable fee simple title to the Land to Purchaser in accordance with the provisions of Section 4 of this Agreement, subject to no exceptions other than those described in Exhibit B and the Permitted Exceptions;
     (b) Evidence of Authority. Evidence of the corporate authority of the persons signing the Deed and other documents to be executed by Seller at Closing and the power and authority of Seller to convey the Property to Purchaser in accordance with this Agreement and evidence that Seller is a corporation in good standing in filings with the Maine Secretary of State; and
     (c) Foreign Person. An affidavit of Seller certifying that Seller is not a “foreign person” as defined in the federal Foreign Investment in Real Property Tax Act of 1980.
     (d) Tax Letter. A notification letter to the taxing district in the form of Exhibit “C”.
     (e) Transfer Tax Declaration. A Maine Revenue Services Real Estate Transfer Tax Declaration.
     (f) Form REW-3. A Form REW-3 Residency Affidavit confirming that Seller is a “resident corporation” by maintaining a permanent place of business in Maine as of the date of transfer.
     (g) Title Insurance Documents. Seller will sign customary title insurance affidavits produced by Purchaser at closing in a form reasonably satisfactory to Seller and Purchaser to confirm that Seller has granted no leasehold rights other than those permitted under Section 2.2(a) and as contemplated by Section 1.2 and that Seller is not liable for any mechanic liens for labor or materials at the Property.
     (h) Lease. A Lease executed by Bank of America, N.A. in the form attached to this Agreement as Exhibit “D”.

     (i) Settlement Statement. Seller shall execute a Settlement Statement at Closing with an itemized list of all closing costs to be charged and paid at closing.
     (j) UST Disclosure. Seller shall execute a State of Maine Underground Storage Tank Disclosure in the form attached to this Agreement as Exhibit “E”.
     (k) Lease Assignments In the event that Seller enters into any leases prior to closing as described in Section 2.2(a), Seller shall execute assignments to assign to Purchaser Seller’s rights and obligations as Landlord in such leases.
     (l) Bill of Sale Seller shall execute and deliver a bill of sale in the form attached to this Agreement as Exhibit “G”.
     (m) Service Contracts. Seller shall deliver a true and complete photocopy of the termination notice sent in connection with each Service Contract.
     (n) Easements. Seller shall execute and deliver the easements approved by the parties pursuant to Section 1.4.
     (o) Miscellaneous. Seller shall execute and deliver such other customary documents or instruments reasonably required to carry out the intent of this Agreement, including a fully executed, recordable release of lien from the Broker (as defined in Section 11.2).
     6.3 Purchaser’s Obligations at Closing. At Closing, Purchaser shall deliver to Seller the following:
     (a) Purchase Price. The Purchase Price by wire transfer of immediately available funds; and
     (b) Evidence of Authority. Evidence of the corporate authority of the persons signing documents to be executed by Purchaser at Closing and the power and authority of Purchaser to purchase the Property from Seller in accordance with this Agreement and evidence that Purchaser is a corporation in good standing in filings with the Maine Secretary of State;
     (c) Lease. A Lease executed by Purchaser in the form attached to this Agreement as Exhibit “D”.
     (d) Settlement Statement. Purchaser shall execute a settlement statement at closing with an itemized list of all closing costs to be charged and paid at closing.
     (e) Miscellaneous. Purchaser shall execute and deliver such other customary documents or instruments reasonably required to carry out the intent of this Agreement.

     (f) UST Change of Ownership Notice Purchaser shall deliver to Seller copies of fully executed and completed Change of Ownership Notification Forms in the form attached to this Agreement as Exhibit “F” in connection with the registered underground storage tanks located on the Property as disclosed in Exhibit “E”.
     (g) W-9. Purchaser shall execute and deliver an IRS Form W-9.
     (h) Easements. Purchaser shall execute, acknowledge and deliver the easements approved by the parties pursuant to Section 1.4.
     6.4 INTENTIONALLY DELETED
     6.5 Proration. All rents, if any, with respect to the Property for the month in which the Closing occurs, real estate taxes and personal property taxes, if any, and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the Date of Closing.
     (a) Charges for electricity, natural gas, water, sewer and other utilities shall not be adjusted. Seller shall cause the meters for such utilities to be read and shall pay for such utilities up to the Date of Closing.
     (b) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes for the year in which the Closing occurs shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If the Property consists of a portion of any tax lot parcel, a fair and equitable division of the tax payment attributable to such tax lot and its buildings and improvements shall be determined by Seller and Purchaser. The portion of such tax determined to be attributable to the Property shall be prorated to the Closing Date and paid proportionately at Closing by both Seller and Purchaser. The portion of such tax determined to be attributable to any land, buildings and improvements retained by Seller shall be paid at closing by Seller.
          If there are any assessments against the Property on Date of Closing, Seller shall pay same if the work giving rise to the assessment was completed prior to the effective date of this Agreement; provided, however, if the work giving rise to the assessment was or is to be completed on or after the effective date of this Agreement, then such assessment shall be paid by Purchaser.
          In the event the Property has been assessed at rates that would result in “roll back” taxes upon the transfer of ownership or use, Seller agrees to pay all such taxes and to indemnify and save Purchaser harmless from and against any claims and liabilities arising out of or attributable thereto.
     (c) Purchaser shall pay Seller at Closing for all fuels located in tanks on the Property as of the Date of Closing at the market price per gallon paid by Seller to the company that delivered such fuel, as evidenced by a statement or receipt from such company relating to its most recent delivery.

     (d) Rents, if any, collected by Seller prior to Closing covering a rental period that extends beyond the Date of Closing shall be prorated to the Date of Closing and the portion attributable to any days subsequent to the Date of Closing shall be paid by Seller to Purchaser at Closing, together with any unapplied security deposits paid to and held by Seller from such tenants. If any rents, other amounts or other income to which Seller is entitled are collected by Purchaser subsequent to Closing, such amounts shall immediately be paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any such rents, other amounts and other income not apportioned at the Closing for the benefit of Seller.
     This agreement of Seller and Purchaser set forth in this Section 6.5 shall survive the Closing.
     6.6 Possession. Possession of the Property shall be delivered to Purchaser at Closing, subject to the Permitted Exceptions, in a “broom-clean” condition, free all occupants, licensees, and tenants with the exception of (i) those tenants granted leases prior to closing as described in Section 2.2(a) and (ii) Bank of America, N.A., which shall be a tenant granted possession of the daycare facility pursuant to the Lease Agreement attached to this Agreement as Exhibit “D”, and free of all personal property of Seller that is not included in this sale, and substantially in the same condition as at the effective date of this Agreement, excepting reasonable wear and tear. During the forty-eight hour period preceding the Date of Closing, Purchaser shall have the right to inspect the Property to confirm the foregoing.
     6.7 Closing Costs. Notwithstanding any local custom or practice, closing costs shall be allocated and paid as follows: Purchaser shall pay all of Purchaser’s costs and expenses, including but not limited to, its attorney’s fees, survey costs, fees for title examination and preparation of title abstract or certificate of title, the costs, if any, for title insurance in connection with the purchase of the Property by Purchaser, the cost for all due diligence inspections and investigations and the cost of preparation of the settlement statement. Seller shall pay all of its costs and expenses in connection with the sale of the Property to Purchaser, including but not limited to, the survey expense described in Section 1.1(a) and its attorney’s fees. Transfer taxes shall be allocated and paid one-half by Seller and one-half by Purchaser in accordance with Maine law. Fees, if any, charged by the Closing Attorney/Title Company shall be allocated and paid one-half by Seller and one-half by Purchaser.
7. RISK OF LOSS
     7.1 Casualty. All risk of loss to the Property prior to the Date of Closing shall be borne by Seller. In the event of any damage to or destruction to the Property or any part thereof due to fire or any other cause or hazard, Seller shall promptly give notice thereof to Purchaser describing such damage and setting forth the estimated cost of restoring the Property to the condition that existed prior to such occurrence (“Restoration”), as determined by a reputable, independent architect licensed in the State of Maine that is reasonably satisfactory to both parties. If the estimated cost of Restoration is equal to or less than $100,000.00, then this Agreement shall remain in full force and effect, Purchaser shall close title on the Date of Closing and shall pay the entire Purchase Price, but Purchaser shall be entitled to a credit against the Purchase Price equal to the estimated cost of Restoration. If the estimated cost of Restoration is more than $100,000.00, then Purchaser may either (a) terminate this Agreement or (b) consummate the Closing, in which latter event Purchaser shall be entitled to a credit against the Purchase Price equal to the estimated cost of Restoration. If Purchaser exercises its termination right, then the Earnest Money Deposit and accrued interest (less the Independent Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller.
     7.2 Condemnation. If, prior to Closing, the Property or any part thereof is taken, or any action is initiated or threatened to take any of the Property, by eminent domain proceedings or by deed in lieu thereof, Purchaser shall have ten (10) business days from receipt of written notice of such event from Seller to advise Seller that it intends to (a) terminate this Agreement or (b) consummate the Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at the Closing. If Seller does not receive any such notice from Purchaser within such ten (10) day period, then Purchaser shall be deemed to have elected option (b) of this Section 7.2. If Purchaser exercises its termination right, then the Earnest Money Deposit and accrued interest (less the Independent Consideration) shall be returned to Purchaser and the parties shall be released from all liability hereunder. The Independent Consideration shall be paid to Seller.
8. DEFAULT
     8.1 Breach by Seller. If Seller breaches this Agreement, Purchaser may terminate this Agreement and thereupon shall be entitled to the immediate return of the Earnest Money, together with all accrued interest thereon (less the Independent Consideration) or seek specific performance of this Agreement as its sole and exclusive remedy and relief hereunder. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages.
     8.2 Breach by Purchaser. If Purchaser breaches this Agreement, Seller shall be entitled to terminate this Agreement and retain the Earnest Money and all interest accrued thereon, if any, as liquidated damages (and not as a penalty) as Seller’s sole remedy and relief hereunder. Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate on the date hereof the amount of actual damages for such breach, and these sums represent reasonable compensation to Seller for such breach. . In no event shall Purchaser be liable to Seller for any actual, punitive, speculative, consequential or other damages.
9. OPERATING COVENANT
     From the effective date of this Agreement to the Date of Closing, Seller covenants and agrees to (i) continue to operate, manage and maintain the Property in a manner consistent with its current management practices, (ii) perform when due all of Seller’s obligations under any service contracts, agreements, permits, and the like relating to the

Property, (iii) not enter into any extension or modification of any Service Contract that will extend the term thereof beyond the Date of Closing or enter into any new service contract, supply contract, maintenance agreement, management agreement, brokerage agreement or other such contract with respect to the Property, (iv) continue to cause Bank of America to self-insure the Improvements in the same manner as done on the effective date of this Agreement, and (v) deliver to Purchaser, within a reasonable period of time after receipt thereof, a true and complete photocopy of any and all notices, claims, demands, citations, lawsuits, correspondence and other communications relating to the Property received by Seller from any federal, state, regional, local or other governmental, administrative or quasi-governmental body or agency, or from any person or entity, if such document relates to a violation of any law, ordinance, rule, regulation or order affecting the Property or of any matters of record, or if such document alters any of the representations contained in this Section 5.2. On the Date of Closing, the roof of each building on the Land shall be water tight and otherwise free from all water leaks, and all heating, ventilation and air conditioning fixtures and equipment located in each building on the Land shall be in good working order.
10. CONFIDENTIALITY
     10.1 Non-Disclosure. From and after the Effective Date of this Agreement, unless with the prior written consent of the other party or otherwise required by law, neither Purchaser nor Seller shall prior to the Closing (i) make or permit to be made any announcements or press releases concerning the existence of this Agreement, the terms of the purchase of the Property or any other information concerning this Agreement or the transaction contemplated herein or (ii) disclose or permit to be disclosed, directly or indirectly, to any person or entity any information in respect of the Property which is obtained pursuant to this Agreement or through any inspection of the Property or records concerning the Property, except as provided in Section 10.2.
     10.2 Limited Disclosure to Advisors. Each party shall have the right to disclose information in respect of the Property to its attorneys, accountants, consultants, prospective lenders, directors, officers, and shareholders so long as they agree to be bound by the terms of this Section 10.
11. MISCELLANEOUS
     11.1 Notice. Whenever this Agreement requires or permits any delivery, consent, approval, notice, request, or demand from one party to the other (collectively “Notice”), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not been notified. The following shall, without limitation, be prima facie evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee’s agent; (b) if by overnight courier, by a courier receipt signed by the addressee or the addressee’s agent; or (c) if hand-delivered, by a delivery receipt, signed by the addressee or the addressee’s agent. The parties’ respective addresses for delivery of any Notice are set forth below unless another address is designated in writing by any party to the other.

IF TO SELLER:	Bracebridge Corporation
One Federal Street (MA5-503-06-03)
Boston, MA 02110
Attention: Terence J. Farrell

WITH COPIES TO:	Don Hawkes, Esq.
Bank of America, N.A.
Legal Department
Mail Code: TX1-492-15-03
901 Main Street, 15th Floor
Dallas, Texas 75202-3714
Fax: 704-409-0906
Phone: 214-209-0828

Peter G. Warren, Esq.
McKittrick & Warren P.A.
P.O. Box 780
36 Chestnut Street
Camden, ME 04843
Fax: 207-236-6247
Phone: 207-236-4333

IF TO PURCHASER:	Athenahealth, Inc.
311 Arsenal Street
Watertown, MA 02472

WITH COPIES TO:	Richard D. Prentice, Esq.
Pierce Atwood, LLP
One Monument Square
Portland, Maine 04101
Fax: 207-791-1350
Phone: 207-791-1356
For the purposes of this Section, the parties hereto acknowledge and agree that the copy of any Notice given to Seller by Purchaser or to Purchaser by Seller, whichever the case may be, may be sent by telecopy to the person to whom copies are to be sent at the number set forth above, or to such other person and/or number designated by Seller or Purchaser by Notice given to the other party pursuant to this Section 11.1.
     11.2 Real Estate Commissions. Except for Paragon Commercial Real Estate / Grubb & Ellis and CB Richard Ellis / The Boulos Company (the “Broker”) who are being paid by the Seller, pursuant to a separate agreement, neither Seller nor Purchaser has contacted any real estate broker, finder or similar person in connection with the transaction contemplated hereby. To the actual knowledge of Seller and Purchaser, no Acquisition Fees (as hereafter defined) have been paid or are due and owing to any other person or entity. As used herein, “Acquisition Fees” shall mean all fees paid to any person or entity in connection with the selection and purchase of the Property, including real estate commissions, selection fees, and non-recurring management and start-up fees, development fees or any other fee of similar nature. Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims for Acquisition Fees or similar charges with respect to this transaction arising by, through or under the indemnifying party and each further agrees to indemnify and hold harmless the other from any loss or damage resulting from an inaccuracy in the representations contained in this Section 11.2. This indemnification agreement of the parties shall survive the Closing.
     11.3 Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties nor any representations made by either party relative to the subject matter hereof which are not expressly set forth herein.
     11.4 Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
     11.5 Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
     11.6 Time of Essence. Time is of the essence of this Agreement. However, if the final date of any period which is not set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Maine, then in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
     11.7 Governing Law. This Agreement shall be governed by the laws of the State of Maine and the applicable federal laws of the United States.
     11.8. Assignment. Purchaser shall not assign Purchaser’s rights under this Agreement without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), provided, however, that Purchaser may assign its rights under this Agreement without Seller’s consent to Purchaser’s subsidiaries, its parent or any entity in which Purchaser owns a controlling interest. Any assignee must expressly assume all the terms, conditions and obligations of this Agreement in writing and in form and substance reasonably acceptable to Seller, and provided further, upon such assumption, Purchaser shall not be released from the provisions hereof. No assignment of this Agreement by Purchaser shall be made less than ten (10) business days prior to the Date of Closing. Seller may assign this Agreement without the written consent of Purchaser to any entity with whom Seller may merge or consolidate; otherwise, Seller may not assign its rights and obligations hereunder without the prior written consent of Purchaser, such consent not to be unreasonably withheld, delayed or conditioned.
     11.9 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.
     11.10 Attorneys’ Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys’ fees incurred in such suit.
     11.11 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement.
     11.12 Date of This Agreement. As used in this Agreement, the terms “Effective Date”, “date of this Agreement”, or “date hereof” shall mean and refer to the date that this Agreement has been accepted and signed by all parties hereto and a fully signed copy has been delivered to both Seller and Purchaser by mail, fax, email or any other means of delivery.
     11.13 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement and made a part hereof:

(a)	Exhibit “A”, the Plan;
(b)	Exhibit “B”, Short Form Quitclaim Deed With Covenant;
(c)	Exhibit “C”, Tax Letter
(d)	Exhibit “D”, Lease
(e)	Exhibit “E”, UST Disclosure
(f)	Exhibit “F”, UST Change of Ownership Notification
(g)	Exhibit “G”, Bill of Sale
(h)	Schedule “1”, Supplemental Escrow Instructions
(i)	Schedule “2”, Seller’s Documents

SELLER:

DATE OF EXECUTION BY SELLER:	November 28, 2007

BRACEBRIDGECORPORATION a Delaware corporation
By:	/s/ Terence J. Farrell
	Name:	Terence J. Farrell
	Title:	President

PURCHASER:

DATE OF EXECUTION BY PURCHASER:	November 28, 2007

ATHENAHEALTH, INC.
By:	/s/ Jonathan Bush
	Name:	Jonathan Bush
	Title:	President and Chief Executive Officer

BANK OF AMERICA, N.A. joins in this Agreement for the sole purpose of acknowledging its agreement to enter into a Lease Agreement as provided in Section 1.2 of this Agreement.
DATE OF EXECUTION BY BANK OF AMERICA, N.A.: November 28, 2007

BANK OF AMERICA, N.A.

By:	/s/ Terence J. Farrell
Name:	Terence J. Farrell
Title:	Senior Vice President
Paragon Commercial Real Estate executes this Agreement to acknowledge its agreement to act as the Escrow Agent in accordance with the terms and conditions described herein.

Date of Execution by Paragon Commercial Real Estate: November 28, 2007

PARAGON COMMERCIAL REAL ESTATE

By:	/s/ Debra R. Napolitano

Name:	Debra R. Napolitano
Title:	President

EXHIBIT “A” TO PURCHASE AND SALE AGREEMENT
PLAN

SHEET 2
BRACEBRIDGE CORPORATION
SHEET 3
BRACEBRIDGE CORPORATION
SHEET 4
BRACEBRIDGE CORPORATION
SHEET 5
BRACEBRIDGE CORPORATION
SHEET 6
BRACEBRIDGE CORPORATION
SHEET 7
BRACEBRIDGE CORPORATION
SHEET 8
BRACEBRIDGE CORPORATION
SHEET 9
BRACEBRIDGE CORPORATION
SHEET 10
MBNA PROPERTIES, INC.
SURVEYOR'S NOTES:
GRAPHIC SCALE
(IN FEET)
1 inch = 400 ft.
LEGEND:
WETLAND
BUILDING

BRACEBRIDGE CORPORATION
BELFAST OPERATIONS

LOCATION: ROUTE 3, ROUTE 1 BY-PASS, ROUTE 52

TOWN: BELFAST

COUNTY: KNOX

STATE: MAINE

OVERALL
EXISTING SITE PLAN

SCALE: 1"=400'

DATE: JULY 19, 2006

Gartley & Dorsky
ENGINEERING & SURVEYING

PROJ. NO. 2006-062

SV-1

53 ACRES ±
POND #1
POND #2
BALLFIELD
DAYCARE
WAREHOUSE
BUILDING No. 1
BUILDING No. 2
BUILDING No. 3
BUILDING No. 4
STATE OF MAINE
U.S. ROUTE 1 BY-PASS
ROUTE 3
(ROUTE 52)
DEAD RIVER COMPANY
ELLSWORTH FALLS LUMBER CO.
TATOR CHEVROLET, INC.
CHARLES M. SPRINGER
BANGOR SAVINGS BANK

Phase I

EXHIBIT “B” TO PURCHASE AND SALE AGREEMENT
SHORT FORM QUITCLAIM DEED WITH COVENANTT
     KNOW ALL BY THESE PRESENTS That BRACEBRIDGE CORPORATION (formerly MBNA Properties, Inc.), a Delaware corporation with an address of C/O Bank of America, One Federal Street, Boston, Massachusetts, 02110, FOR CONSIDERATION PAID, grants to ATHENAHEALTH, INC., a Delaware corporation with an address of 311 Arsenal Street, Watertown, MA 02472, with QUITCLAIM COVENANTS, that certain real property located in Belfast, Waldo County, Maine all as more particularly described on Exhibit “A” attached hereto and made a part hereof.
     This conveyance is made and accepted subject to all matters (the “Permitted Exceptions”) set forth in Exhibit ”B”, attached hereto and incorporated herein by reference.
     IN WITNESS WHEREOF, Bracebridge Corporation has caused this instrument to be executed under seal by Terence J. Farrell, its President thereunto duly authorized, on the date set forth in the acknowledgement attached hereto, TO BE EFFECTIVE as of this                     day of                     , 2007.
Signed, Sealed and Delivered
     in the Presence of:

BRACEBRIDGE CORPORATION

By:
Witness		Terence J. Farrell
Its: President

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK, SS.	Dated: , 2007
     Personally appeared before me the above-named Terence J. Farrell, in his capacity as President of Bracebridge Corporation and acknowledged the above instrument to be his free act and deed in his said capacity.

Notary Public My commission expires:

EXHIBIT “A” TO SHORT FORM QUITCLAIM DEED WITH COVENANT
Exhibit A Property Description
To be determined as provided in Section 1.1(a).

EXHIBIT “B” TO SHORT FORM QUITCLAIM DEED WITH COVENANT
Exhibit B Permitted Exceptions
1.	The lien of current taxes and assessments not yet due and payable.

2.	Special taxes and assessments becoming a lien on or after the date hereof.

3.	Permitted Exceptions, as determined pursuant to Section 4.3.

EXHIBIT “C” TO PURCHASE AND SALE AGREEMENT
Letter to Tax Appraisal District
                      Appraisal District (the “District”)

Re: That certain parcel of real property described in the District’s records as                                            (the “Property”).
Gentlemen:
     Please be advised that Bracebridge Corporation, as the owner of the above described Property, has this day transferred, sold, and conveyed the Property unto                                            , a                                           company. Therefore, please provide all invoices for taxes and all notices of every kind that issue from your office to the following address:

Attention:
Thank you very much for your cooperation.
Very truly yours,
BRACEBRIDGE CORPORATION
By:

EXHIBIT “D” TO PURCHASE AND SALE AGREEMENT
LEASE AGREEMENT
By and Between
Athenahealth, Inc.
as Landlord
and
Bank of America, N.A.
as Tenant
Dated as of:                     , 2007
Property Location: ___Schoodic Drive
Belfast, ME

TABLE OF CONTENTS

Article 1	- Premises
Article 2	- Term, Option
Article 3	- Rent
Article 4	- Possession; Quiet Enjoyment
Article 5	- Use of Premises
Article 6	- Taxes
Article 7	- Insurance
Article 8	- Indemnification
Article 9	- Utilities and Services; Parking
Article 10	- Repairs and Maintenance
Article 11	- Alterations
Article 12	- Trade Fixtures
Article 13	- Damage and Destruction
Article 14	- Condemnation
Article 15	- Environmental Provisions
Article 16	- Signs and Advertisements; Building Name
Article 17	- Entry by Landlord
Article 18	- Assignment and Subletting
Article 19	- Subordination/Estoppel
Article 20	- Default
Article 21	- Return of Premises; Holdover
Article 22	- Notices
Article 23	- Broker’s Commission
Article 24	- Rules and Regulations
Article 25	- Recording of Lease
Article 26	- Entire Agreement; Amendments
Article 27	- Use
Article 28	- Miscellaneous

Exhibits

Exhibit A	- Site Plan of the Property

Exhibit B	- Form Estoppel Certificate and Subordination, Non- Disturbance and Attornment Agreement

Exhibit C	- Memorandum of Lease

LEASE AGREEMENT
     This LEASE AGREEMENT (“Lease”), dated as of this ___day of                     , 2007, is made by and between Athenahealth, Inc. (“Landlord”), having an office at 311 Arsenal Street, Watertown, MA 02472, and Bank of America, N.A. (“Tenant”), having an address of 525 N. Tryon St., 3rd Floor, Charlotte, NC 28255.
Article 1 – Premises
     Landlord leases to Tenant, and Tenant hires from Landlord, upon the terms and conditions contained in this Lease, the entire rentable area within the building commonly known as the “Daycare Center” located at ___Schoodic Drive, Belfast, Maine (said rentable area being hereinafter referred to as the “Premises”), together with (i) the exclusive right to use the parking lot and fenced-in playground appurtenant to the building in which the Premises are located (the “Building”) and (ii) the right to use in common with others, for vehicular and pedestrian access, the access roads and the sidewalks contiguous thereto located on the Property (as herein defined) that connect Route 52, Route 3 and the land of Bracebridge Corporation located adjacent to the west boundary of the Property (the “Bracebridge Land”) to the parking lot for the Building. The parties hereto agree that the Premises shall be deemed to contain 11,125 Rentable Square Feet (“RSF”) of space for all purposes of this Lease.
     Tenant hereby acknowledges that the Building is one of several buildings owned by Landlord and that the Building and such other buildings are located on a parcel of land containing approximately 53 acres (said parcel of land and the buildings located thereon, including the Building, are hereinafter collectively referred to as the “Property”). Attached hereto and incorporated herein as Exhibit A is a site plan of the Property (“Site Plan”), on which (i) the Building is identified, (ii) the parking lot and fenced-in playground that Tenant is permitted to exclusively use are cross-hatched, and (iii) the access roads and sidewalks are highlighted in yellow.
Article 2 – Term; Option
     Section 2.01. The term (“Initial Term”) of this Lease shall be for ten (10) years, commencing on the date of this Lease (“Commencement Date”) and, subject to earlier termination as hereinafter provided, ending on the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs (“Expiration Date”); provided, however, if Tenant exercises its first extension option set forth in Section 2.02, then the “Expiration Date” shall be the last day of the month in which the fifteenth (15th) anniversary of the Commencement Date occurs; and provided, further, if Tenant exercises its second extension option set forth in Section 2.02, then the “Expiration Date” shall be the last day of the month in which the twentieth (20th) anniversary of the Commencement Date occurs.
     Section 2.02 Tenant shall have the right to extend the term of this Lease for two (2) additional periods of five (5) years each (each an “Additional Term”), provided (i) Tenant shall not be in default beyond applicable grace and cure periods at the time of giving such notice or as of the first day of the Initial Term or any Additional Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, (ii) the original Tenant hereunder or any Affiliated Entity (as defined in Article 18) shall be in occupancy of the entire Premises at the time of the giving of such notice and as of the first day of the Additional Term in question, and (iii) Tenant may not exercise its second extension option unless Tenant has exercised its first extension option. All of the terms, covenants, conditions, provisions and agreements set forth in this Lease shall be applicable to the each Additional Term, except that the Base Rent shall be as set forth in Section 3.02. The Initial Term and the Additional Term(s) together shall constitute the “Term”. Tenant shall exercise each of such rights by sending written notice to Landlord no later than twelve (12) months prior to the expiration of the then-current term, time being of the essence with respect to the giving of such notice. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of its exercise of any such option as aforesaid, Tenant shall be deemed to have waived its right to extend the Term and this Lease shall expire on the then Expiration Date.
     Notwithstanding anything to the contrary contained in this Lease, Tenant hereby acknowledges and agrees that Landlord shall not be obligated to (i) perform any construction to the Premises in connection with the Additional Term, or (ii) provide any tenant improvement allowances or free rent period to Tenant for or during the Additional Term.
Article 3 – Rent
     Section 3.01. Commencing on the Commencement Date and continuing through the end of the tenth (10th) lease year (as defined below), Tenant shall pay Landlord annual rent (“Base Rent”) for the use of the Premises in the amount of Seventy Seven Thousand Eight Hundred Seventy Five and 00/100 Dollars ($77,875.00) ($7.00 per RSF), which shall be paid, without notice, in advance on the first day of each calendar month, in lawful money of the United States, in equal monthly installments of Six Thousand Four Hundred Eighty Nine and 58/100 Dollars ($6,489.58).
     Simultaneously with its execution of this Lease, Landlord shall complete, execute and deliver to Tenant a Request for Taxpayer Identification Number and Certification/Form W-9, which form can be obtained at www.irs.gov.
     Simultaneously with its execution of this Lease, Tenant shall pay to Landlord the first (1st) monthly installment of Base Rent, and Landlord agrees to apply such payment to the Base Rent due for the first full month of the Initial Term. If the Commencement Date occurs on a date other than the first day of a calendar month, then the Base Rent for such partial month shall be pro-rated, and shall be paid to Landlord on the first (1st) day of the calendar month next succeeding the calendar month in which the Commencement Date occurs. For purposes of this Lease the first “lease year” shall be defined as the approximately twelve-month period beginning on the Commencement Date and ending on the last day of the month in which the first anniversary of the Commencement Date occurs. The second “lease year” shall be the twelve-month period commencing on the day after the first lease year ends, and each subsequent lease year shall be the twelve-month period commencing on the anniversary of the commencement of the second lease year.
     In addition to the Base Rent, Tenant will pay and discharge when due, as additional rent (“Additional Rent”), all other amounts that Tenant has agreed to pay directly to Landlord under this Lease. Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise for failure to pay Additional Rent as are available for nonpayment of Base Rent. For the purposes of this Lease, Base Rent and Additional Rent are hereinafter sometimes collectively referred to as “Rent.”
     Section 3.02 In the event Tenant exercises its option to extend the term of this Lease for the first Additional Term, as provided above, the Base Rent during said five (5) year period shall be One Hundred Thousand One Hundred Twenty-Five and 00/100 Dollars ($100,125.00) ($9.00 per RSF), which shall be paid, without notice, in advance on the first day of each calendar month during said five (5) year period, in lawful money of the United States, in equal monthly installments of Eight Thousand Three Hundred Forty-Three and 75/100 Dollars ($8,343.75).
     In the event Tenant exercises its option to extend the term of this Lease for the second Additional Term, as provided above, the Base Rent during said five (5) year period shall be One Hundred Fifteen Thousand One Hundred Forty-Three and 75/100 Dollars ($115,143.75) ($10.35 per RSF), which shall be paid, without notice, in advance on the first day of each calendar month during said five (5) year period, in lawful money of the United States, in equal monthly installments of Nine Thousand Five Hundred Ninety-Five and 31/100 Dollars ($9,595.31).
     Section 3.03. During the Initial Term and any Additional Term, in addition to Base Rent, Tenant shall pay to Landlord, as Additional Rent, all Property Taxes (as defined herein). For purposes of this Lease, the term “Property Taxes” shall mean all real estate taxes and assessments of any kind relating to the Building, but not including (i) any real estate taxes and assessments relating to the land on which the Building is located or relating to the land on which the parking lot and the fenced-in playground appurtenant to the Building are located, and (ii) any income, intangible, franchise, capital stock, estate or inheritance taxes or taxes payable by Landlord except to the extent the same are substituted for or in lieu of the current real estate taxes and assessments. There shall be excluded from Property Taxes (a) interest or penalties assessed to Landlord based upon Landlord’s late payment of taxes, and (b) real estate taxes arising from improvements to the Building which do not benefit Tenant.
     In the event of any abatement or refund of Property Taxes for a fiscal year during which Tenant paid Additional Rent hereunder, Tenant shall receive such abatement or refund, net of the reasonable costs incurred to obtain the same; provided, however, if such abatement or refund relates to the fiscal year in which the Commencement Date and/or the Expiration Date occurs, then such net abatement or refund shall be prorated based on the number of days of the Term occurring during said fiscal year. If Landlord fails to pursue an abatement for a fiscal year for which Tenant is obligated to pay

Additional Rent hereunder, Tenant shall have the right, but not the obligation to pursue such abatement or refund in the name and on behalf of Landlord, and Landlord shall cooperate with Tenant as reasonably requested. Tenant shall be entitled to recover from such abatement or refund all of its reasonable costs and expenses incurred in connection therewith.
     Section 3.04. During the Initial Term and any Additional Term, in addition to Base Rent, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share (as herein defined) of the Operating Costs (as herein defined).
     For the purposes of this Lease, the term “Tenant’s Share” shall mean the fraction (converted to a percentage), the numerator of which is the RSF of the Premises and the denominator of which is the RSF of all the buildings owned by Landlord on the Property, which, as of the date hereof, is 5.98% (11,125 RSF over 185,954 RSF); provided, however, with respect to those utilities, if any, servicing the Building or the parking lot and playground appurtenant thereto that are not separately metered, the term “Tenant’s Share” shall mean the fraction (converted to a percentage), the numerator of which is the RSF of the Premises and the denominator of which is the RSF of the buildings owned by Landlord on the Property that are serviced by such utilities and measured by said common meter.
     For the purposes of this Lease, the term “Operating Costs” shall mean all costs incurred and all expenditures made by Landlord (including costs and expenditures for outside contractors, and contractors who may be affiliated with Landlord to the extent that the contracts are at commercially reasonable rates consistent with those charged in the market for comparable services and products) in (i) the operation, management, repair, replacement, lighting, cleaning and maintenance of the roads on the Property that connect Route 52, Route 3 and the Bracebridge Land to the parking lot for the Building (as shown on the Site Plan) and the sidewalks (if any) running contiguous to such roads (including, without limitation, the costs of (a) patching, resealing, repaving, and restriping such roads and sidewalks, (b) shoveling, plowing, and removing snow and ice from such roads and sidewalks, (c) removing trash from such roads and sidewalks, and (d) operating, repairing and maintaining any equipment owned by Landlord and used in connection with the foregoing), and (ii) any utilities servicing the Building or the parking lot or playground appurtenant thereto that are not separately metered (including, without limitation, electricity, gas, water and sewer). The Operating Costs shall also include all wage and salary costs (including the cost of all employee benefits) for all employees who are employed by Landlord on account of the Property to the extent of the time allocated to the aforesaid roads, sidewalks and utilities.
     Section 3.05. Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall deliver to Tenant a reasonably detailed statement (“Statement”) setting forth for such prior calendar year (i) the actual Property Taxes, (ii) the actual Operating Costs, (iii) Tenant’s Share of the actual Operating Costs, and (iv) the amount paid by Tenant during such prior calendar year on account of the Property Taxes and Tenant’s Share of the Operating Costs. Landlord shall keep all its books and records upon which the Statement is based and make all calculations in connection therewith in accordance with generally accepted accounting principles consistently applied. Tenant shall pay the balance due, if any shown on the Statement to Landlord within thirty (30) days after Tenant’s receipt of such Statement. Landlord shall credit the amount of overpayment, if any, against future installments of Property Taxes and Operating Costs, provided that if the Lease has expired, Landlord shall pay such amount to Tenant within thirty (30) days of the completion of the audit.
     Simultaneously with the submission of the Statement, Landlord shall deliver to Tenant a reasonably detailed budget for the then-current calendar year based on the costs set forth on the Statement and projected increases or decreases in the Property Taxes and the Operating Costs reasonably anticipated by Landlord. Commencing with the first day of the first month following the delivery to Tenant of each such budget, and on the first day of each month thereafter until delivery to Tenant of the next succeeding budget, Tenant shall pay to Landlord, as Additional Rent, on account the Property Taxes and Tenant’s Share of the Operating Costs for the then current year, one-twelfth of the total annualized amount of such Property Taxes and Tenant’s Share of such Operating Costs, as shown on the budget for such calendar year.
     Within ninety (90) days after Tenant’s receipt of the Statement for the prior calendar year, Tenant shall have the right to audit the Statement, and the documentation and calculation upon which the Statement is based shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within ten (10) days after Landlord receives a written request from Tenant to conduct such audit; provided, however, such audit shall not be conducted by a party whose compensation or fee is based, in whole or in part, on the amount of overcharges in the Property Taxes and/or the Operating Costs such party discovers. Landlord shall cooperate with Tenant as reasonably requested by Tenant in the conduct of the audit. Upon the completion of such audit, the Statement for the audited period shall be adjusted accordingly. If Tenant shall have paid more than such adjusted amount, Landlord shall credit such amount against future installments of Property Taxes and Operating Costs; provided that if the Lease has expired, Landlord shall pay such amount to Tenant within thirty (30) days of the completion of the audit. If Tenant shall have paid less than the adjusted amount, Tenant shall pay to Landlord such amount within thirty (30) days of the completion of the audit. In the event such audit discloses that the total of the Operating Costs billed by Landlord to Tenant for the period being audited exceeds Tenant’s Share of the total of the audited amount of Operating Costs by more than five percent (5%), then Landlord, upon the demand of Tenant, shall promptly reimburse Tenant the reasonable expenses actually incurred by Tenant in connection with such audit.
     Section 3.06. All rent due under the terms of this Lease shall be payable to Landlord at 311 Arsenal Street, Watertown, MA 02472, or to such other address as Landlord may designate by written notice to Tenant.
Article 4 – Possession; Quiet Enjoyment
     Section 4.01. Landlord shall deliver possession of the Premises, in their “as is” condition, to Tenant on the Commencement Date. Tenant hereby acknowledges that Landlord does not have any obligation to prepare the Premises for Tenant’s occupancy and that Tenant shall be solely responsible for any such work, which shall be performed in accordance with the terms and conditions of this Lease.
     Section 4.02. Upon the due performance of the covenants and agreements to be performed by Tenant under this Lease, Tenant shall have the right to peacefully and quietly have, hold and enjoy the Premises against all claims and demands of all parties rightly claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease. Landlord warrants that it has full power and authority to lease the Premises to Tenant for the Term.
Article 5 – Use of Premises
     Section 5.01. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof for any purpose or purposes other than as a day care facility for children (the “Permitted Use”). Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of a day care facility for children.
     Section 5.02. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose, or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (i) which is unlawful or in contravention of the certificates of occupancy for the Building, or is in contravention of any Legal or Insurance Requirement (as herein defined) to which the Building and/or the Premises are subject, or (ii) suffer or permit the Premises or any component thereof to be used in any manner which would exceed structural integrity of the Building or result in the use of the Building or any component thereof in a manner or for a purpose not intended. For the purposes of this Lease, the term “Legal Requirements” shall mean all statutes, regulations, codes and ordinances of any federal, state or local governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Premises or any part thereof, including, but not limited to, all environmental laws and the American with Disabilities Act of 1990 (as amended from time to time), and the term “Insurance Requirements” shall mean all terms of any insurance policy maintained by Tenant with respect to the Premises, and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.
     Section 5.03. During the Term, Tenant covenants and agrees to continuously operate a day care center for children. Tenant further covenats and agrees that the day care center shall be solely for the children of Tenant’s employees.
Article 6 – Personal Property Taxes
     Tenant shall pay before delinquency all taxes that become payable during the Term which are levied or assessed upon Tenant’s equipment, furniture, fixtures and Tenant’s other personal property installed or located in or on the Premises.

Article 7 – Insurance
     Section 7.01. At its sole cost and expense, Tenant shall obtain, and shall maintain throughout the Term, with insurers that are authorized to do business in the State of Maine and that are rated at least A- by A.M. Best’s Key Rating Guide, (a) a policy of commercial general liability insurance, written on a per occurrence basis, of not less than Three Million ($3,000,000.00) Dollars with respect to the Premises, (b) policies of insurance covering damage to the Building in the amount of the full replacement value thereof (as determined by the insurance company), providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and “all risk”, and (c) workers’ compensation insurance coverage for the full statutory liability of Tenant. Tenant shall furnish Landlord, upon written demand therefor, a certificate evidencing such insurance. Tenant shall have the right (but not the obligation) to separately insure its leasehold improvements and personal property within the Premises.
     Landlord shall be named as an additional insured on the policy described in clause (a) above and shall be named as the named insured on the policy described in clause (b) above. At the request of Landlord, Tenant shall cause the holder of any mortgage on the Property to be named on said policies. The policies described in clauses (a) and (b) shall include an endorsement that the insurance company will give Landlord not less than thirty (30) days’ written notice of cancellation.
     Landlord shall have the right to increase the limit of the commercial general liability insurance from time to time, but no more frequently than once every three (3) years, to an amount which is generally obtained by owners of comparable buildings in the Belfast, Maine area from new tenants; provided, however, if, at any time, Landlord’s insurer or lender requires a limit that is higher than the limit then required under this Lease, then Landlord shall have the right to increase said limit to the limit required by Landlord’s insurer or lender notwithstanding any prior increase by Landlord, provided such increase is reasonable and consistent with amounts generally required by owners of comparable buildings in the Belfast, Maine area.
     On the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant, and, within ten (10) business days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance.
     Section 7.02. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to self-insure for any insurance coverage required to be maintained by Tenant pursuant to this Lease. In connection with any financing or refinancing by Landlord of all or any portion of the Property, Tenant agrees to promptly deliver to Landlord and/or to Landlord’s mortgagee any information reasonably requested by Landlord’s mortgagee about Tenant’s self-insurance program.

     With respect to its right to self-insure, Tenant may exercise such right so long as Tenant maintains a net worth of not less than seventy-five million dollars ($75,000,000.00) and Tenant maintains a self-insurance retention program that provides for insurance in an amount of not less than that required above. If Tenant exercises such right, Tenant shall deliver to Landlord a written notice of its election to self-insure prior to the implementation thereof, which notice shall set forth the date on which such self-insurance shall commence. Financial statements of Tenant may be reviewed quarterly at the FDIC website (www2.fdic.gov/Call_TFR_Rpts/index.asp.). In the event Tenant elects to self-insure all or part of any risk that would be insured under the policies and limits described above, and an event occurs where insurance proceeds would have been available but for the election to self-insure, then Tenant shall make funds available to the same extent that they would have been available had such insurance policy been carried and Landlord shall have no obligation to first seek recovery under any insurance policy maintained by Landlord in connection with such event. Notwithstanding anything to the contrary contained herein, if at any time during the Term, Tenant’s net worth shall be less than seventy-five million dollars ($75,000,000.00), then Tenant shall immediately (i) notify Landlord of the occurrence of such event, and (ii) deliver to Landlord certificates for all policies of insurance required to be maintained by Tenant in accordance with the provisions of Section 7.01. Tenant acknowledges that the self-insurance rights granted under this Section are personal to Bank of America, N.A. and its successor by merger and shall not inure to the benefit of any assignee of Tenant or any Affiliated Entity; provided, however, it will inure to the benefit of an Affiliated Entity if such Affiliated Entity demonstrates to Landlord’s reasonable satisfaction that it is insured under the self-insurance retention program maintained by Bank of America, N.A.
     Section 7.03. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant severally waive any claim in its favor against the other or the other employees or agents (REGARDLESS OF CAUSE, INCLUDING NEGLIGENCE OF THE OTHER OR ITS AGENTS OR EMPLOYEES, AND STRICT LIABILITY OF ANY KIND) for loss of or damage to any of its property located on or constituting a part of the Premises or the Property, by reason of fire or the elements, or any other cause that is insured, or is insurable (whether or not actually insured) by the terms of standard fire and extended coverage insurance in the state where the Building is located, regardless of the amount of the proceeds, if any, payable under such insurance.
Article 8 – Indemnification
     Section 8.01. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, invitees, employees or contractors, and except as otherwise provided in Section 7.03, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (a) occurring in the Premises; and (b) occurring in, on, or about the Property, to the extent such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of any duty with respect to the same, by Tenant, its agents, employees, or contractors. The indemnity contained in this section shall survive the expiration or earlier termination of this Lease.

     Section 8.02. Except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors, and except as otherwise provided in Section 7.03, Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property whatsoever: (a) occurring in, or about the Property other than the Premises; and (b) occurring in, on, or about the Premises, when such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of any duty with respect to the same, by Landlord, its agents, employees, contractors or invitees. The indemnity contained in this section shall survive the expiration or earlier termination of this Lease.
Article 9 – Utilities and Services
     Section 9.01. Tenant shall, at its sole cost and expense, provide and pay for (i) the utilities (including, without limitation, telecommunications, electricity, gas, water and sewer) consumed by Tenant with respect to the Premises, the exterior of the Building, and the parking lot and playground appurtenant to the Building, (ii) heat, ventilation, and air conditioning for the Premises, (iii) security services for the Premises, (iv) janitorial, trash removal and cleaning services for the Premises and for the parking lot and playground appurtenant to the Building, (v) exterior window cleaning, (vi) the upkeep, maintenance and replacement of the landscaping (including the flowers, plants, bushes, trees and lawn) within and/or surrounding the Building and the parking lot and playground appurtenant thereto, (vi) the maintenance, repair, replacement and lighting of the parking lot and the sidewalks (if any) servicing the Building or the parking lot and playground appurtenant to the Building (including, without limitation, patching, resealing, repaving, and restriping such parking lot and sidewalks, and (b) shoveling, plowing, and removing snow and ice from such parking lot and sidewalks), and (vii) all other services consumed or required by Tenant in connection with the Premises or the parking lot and playground appurtenant thereto.
     Section 9.02. Landlord shall provide for the following services with respect to the roads on the Property that connect Route 52, Route 3 and the Bracebridge Land to the parking lot for the Building (as shown on the Site Plan) and the sidewalks (if any) running contiguous to such roads: (a) patching, resealing, repaving, and restriping such roads and sidewalks; (b) shoveling, plowing, and removing snow and ice from such roads and sidewalks; (c) removing trash from such roads and sidewalks; and (d) lighting of such roads and sidewalks. The costs and expenses incurred by Landlord in connection with the foregoing services shall be included in the Operating Costs.
Article 10 – Repairs and Maintenance
     Except to the extent any such maintenance, repair or replacements are necessitated by the acts or omissions of Landlord or Landlord’s agents, employees or contractors, Tenant shall, at its sole cost and expense, keep and maintain the Building, the Premises, and the parking lot and playground appurtenant to the Building in good condition and repair, and in compliance with all Legal and Insurance Requirements, and perform all maintenance, repairs, alterations, and replacements to the Building, the Premises and said parking lot and playground, whether ordinary or extraordinary, foreseen or unforeseen, and to take such other action as may be necessary or appropriate, to keep and maintain the Building, the Premises and said parking lot and playground in good condition and repair. Such obligation includes, without limitation, the foundation, roof, roof covering, structural floors, joists, interior load bearing walls, exterior walls and windows of the Building, and all building systems (including, without limitation, the plumbing, electrical, mechanical, fire and sprinkler systems), excepting reasonable wear and tear, damage by condemnation, the elements, fire or other casualty.
Article 11 – Alterations
     Section 11.01. All maintenance, repair and replacements under Article 10, and each improvement or alteration (“Alteration”) under this Article 11, performed by, on behalf of or for the account of Tenant (i) must not, individually or in the aggregate, adversely affect the usefulness of the Building for use as a day care facility for children, (ii) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements, (iii) shall be completed free and clear of all liens and (iv) shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) to the extent (a) such work involves any work to the roof of the Building, the exterior walls or windows of the Building, the foundation of the Building, any structural support, column or other component of the Building, or the electrical, mechanical, plumbing, fire safety or other system of the Building ,or (b) the good faith, estimated cost of such work (other than interior painting or new carpeting) exceeds $20,000.00 (the work described in this clause (iv) being hereinafter collectively referred to as “Major Alteration”).
     Section 11.02. Tenant shall have the right, without Landlord’s consent, to make any Alterations to the interior of the Premises that are not Major Alterations; provided, however, Tenant shall submit to Landlord, at least three (3) business days before the commencement thereof, (i) a detailed description of the Alteration, and (ii) a copy of all governmental permits and approvals required for such work. To the extent Tenant was required to submit any plans and/or specifications to any governmental entity in connection with the permits and approvals for such work, then Tenant shall submit a copy of said plans and/or specifications to Landlord in addition to the detailed description required under clause (i).
     Section 11.02. Tenant shall make no Major Alterations in or to the Building or the Premises without Landlord’s prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld. Within twenty (20) business days after Landlord’s receipt of Tenant’s written request therefor, which request shall include complete plans and specifications (“Plans”) for Landlord’s review, Landlord shall either approve the Plans or state any objections to the Plans in writing with reasonable specificity describing how the Plans may be changed to obtain Landlord’s consent. If any changes are requested by Landlord, Tenant’s architect shall make such changes and provide the revised Plans to Landlord for its review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Within five (5) business days thereafter, Landlord shall either (a) notify Tenant in writing of any changes necessary to obtain Landlord’s approval, or (b) approve such revised Plans. Tenant’s architect shall continue to revise the Plans as required by Landlord and Tenant until Landlord’s and Tenant’s written approval is received. Tenant shall reimburse Landlord for its reasonable out-of-

pocket expenses incurred in reviewing Tenant’s plans and specifications, provided, however, that Landlord shall not be entitled to receive a supervisory fee in connection with such review. Tenant shall obtain and pay for any and all building and other necessary governmental or utility permits required for such Major Alterations. Landlord, at Tenant’s request, shall cooperate with Tenant in obtaining all such permits.
     Section 11.03. All Alterations shall, upon installation, become the property of Landlord and shall be deemed part of, and shall be surrendered with, the Premises, unless Landlord, by notice given to Tenant at least thirty (30) days prior to the Expiration Date or prior to such earlier termination of this Lease (whichever is applicable), elects to relinquish Landlord’s right thereto, or unless Landlord agrees, in writing, simultaneously with its approval of such Alterations, that such Alterations may be removed by Tenant upon the Expiration Date or upon such earlier termination of this Lease (whichever is applicable). If Landlord elects to relinquish Landlord’s right to any such Alteration, Tenant shall remove said Alteration upon the Expiration Date or upon such earlier termination of this Lease (whichever is applicable), shall promptly repair any damage to the Building and/or the Premises caused by said removal, and shall restore the Building and/or the Premises to the condition existing prior to the installation of said Alteration; all such work shall be done prior to the Expiration Date or prior to such earlier termination of this Lease (whichever is applicable).
Article 12 – Trade Fixtures
     All equipment, business and office machines, furniture, trade fixtures and other items of personal property (collectively “Personal Property”) owned or installed by Tenant in the Premises at its expense shall remain the property of Tenant (and any taxes thereon and risk of loss shall be borne by Tenant), and shall be removed by Tenant at any time provided that Tenant shall at its expense, repair any damage, holes or openings caused or occasioned by such removal. If Tenant fails to remove its Personal Property from the Premises on or before the expiration of the Term, then, after reasonable notice to Tenant, the Personal Property shall be deemed to have been abandoned and to belong to the Landlord, and Landlord may either retain the same as Landlord’s property or remove and dispose of same, and repair and restore any damage caused thereby, all at Tenant’s cost and without accountability to Tenant. Notwithstanding the foregoing, no computer servers, desktop stations, laptops, files or other personal property which could reasonably be expected to contain customer information (collectively, the “Protected Items”) shall become the property of or shall be disposed of by Landlord, but Landlord may arrange for storage of same at Tenant’s cost for a period of not less than ninety (90) days, only after first providing an additional written notice to Tenant and five (5) additional business days, and access during Landlord’s normal business hours, for Tenant to retrieve said items; it being acknowledged by both Landlord and Tenant that such items may contain sensitive, confidential and/or proprietary information which is subject to federal regulations as to ownership, possession, storage, disposal, removal or other handling. During any such period, not to exceed five (5) business days, that any Protected Items shall remain in the Premises, Tenant shall, in addition to ownership of such items, retain the right of possession and control of the Premises and Tenant shall pay therefore, rent at the applicable holdover rate(s) established by the Lease for such additional time period.

Article 13 – Damage and Destruction
     Section 13.01. Subject to the provisions of this Article 13, if the Premises, access thereto or any portion of the Building shall be destroyed or damaged by fire or other casualty, Landlord shall repair the same, and any insurance proceeds received by Landlord shall be applied to the cost of such repair. Within thirty (30) days of such fire or casualty, Landlord shall give to Tenant written notice of Landlord’s estimate of the time it will take to make such repairs. If during any such period following a fire or other casualty, Tenant shall be unable to use all or any portion of the Premises, a proportionate reduction shall be made to Tenant from the Rent and other charges due hereunder corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived of the use on account thereof.
     Section 13.02. Notwithstanding the foregoing, in the event the Premises are damaged by fire or other casualty, Tenant shall have the right to terminate this Lease by giving written notice to Landlord if any of the following shall occur:
          (a) Landlord has given written notice to Tenant that it will take more than 180 days to repair the Premises; or
          (b) The Premises, access thereto or the Building are not restored to a condition comparable to that prior to such fire or casualty within the earlier to occur of (1) the expiration of the estimated period that Landlord estimated in its written notice to Tenant, or (2) 180 days of such fire or casualty; or
          (c) The Premises or the Building is totally destroyed by fire or casualty, or is destroyed by fire or casualty in substantial part and such destruction cannot reasonably be repaired within 180 days of such fire or casualty; or
          (d) If the destruction occurs with less than two (2) years remaining of the Term then in effect.
     Section 13.03. Notwithstanding the foregoing, in the event the Building and/or the Premises are damaged by fire or other casualty, Landlord shall have the right to terminate this Lease by giving written notice to Tenant if any of the following shall occur:
          (a) The Building is totally destroyed by fire or casualty, or is destroyed by fire or other casualty in substantial part and such destruction cannot reasonably be repaired within 270 days of such fire or casualty; or
          (b) The amount of insurance proceeds is not adequate to pay the costs of the restoration; or
          (c) The holder of any mortgage on the Property elects to retain the insurance proceeds; or
          (d) If the destruction occurs with less than two (2) years remaining of the Term then in effect.

Article 14 – Condemnation
     If the Premises, the Building, any portion of either or the access thereto, are taken or condemned under the power of eminent domain, or by purchase in lieu of such taking or condemnation, and as a result thereof the use and enjoyment of the Premises by Tenant are materially impaired, Tenant may, at its sole option, but without prejudice to any rights and claims which it may otherwise have on account of such taking, condemnation or sale, terminate this Lease upon written notice to Landlord. If Tenant does not elect to terminate this Lease, the Rent reserved for the remainder of the Term shall be reduced in proportion to the portion of the Premises taken, condemned or sold, having due regard to the nature and extent of the injury caused thereby to the Premises and to Tenant’s Permitted Use thereof, and such reduction in Rent shall be without prejudice to any rights and claims which Tenant may otherwise have on account of such taking or condemnation or sale. Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason or any act or any public or quasi-public authority for which damages are payable, provided that the award received by Landlord will first be applied to the cost of restoration and repair, if any. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding, except it is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages specifically payable for Tenant’s trade fixtures, furniture, moving expenses, and Tenant’s leasehold improvements.
Article 15 – Environmental Provisions
     Section 15.01. Tenant shall (a) comply with the requirements of all federal, state, and local environmental laws relating to its use of the Premises, (b) immediately notify the Landlord in the event of any reportable spill, pollution or contamination affecting the Premises from oil, friable asbestos, hazardous substance, hazardous waste, hazardous material, or other substance, waste or material regulated or limited by applicable federal, state, or local environmental law or regulation (“Hazardous Material”), (c) immediately notify the Landlord in the event of any reportable spill, pollution or contamination affecting the Property from any Hazardous Material caused by Tenant or by Tenant’s employees, agents or contractors, and (d) immediately forward to the Landlord any notices relating to such matters received from any governmental agency.
     Section 15.02. Tenant will indemnify, defend, and hold the Landlord harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys’ fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from the existence, release or threatened release of Hazardous Material on, in or under the Premises or the Property caused by Tenant or its employees, agents or contractors during the Term. The provisions of this Section 15.02 shall continue in effect and shall survive for a period of one year following any termination or expiration of this Lease.

     Section 15.03. Landlord will indemnify, defend and hold Tenant harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys’ fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from the existence, release or threatened release of Hazardous Material on, in or under the Premises caused by Landlord or its employees, agents or contractors during the Term. The provisions of this Section 15.03 shall continue in effect and shall survive for a period of one year following any termination or expiration of this Lease.
     Section 15.04. Tenant hereby agrees to release Landlord from any and all actions, debts, claims, counterclaims, liabilities, damages, causes of action, costs and expenses of every kind and nature whatsoever, past, present or future, in law or in equity, whether known or unknown, which Tenant has or may have against Landlord arising out of or in connection with of any loss, damage or claim associated with the existence, release or discharge of a Hazardous Material on, in or under the Property occurring prior to Landlord’s ownership of the Property. Supplementing the foregoing, Tenant hereby covenants and agrees not to commence any suit or other proceeding against Landlord in connection with the existence, release or discharge of a Hazardous Material on, in or under the Property occurring prior to Landlord’s ownership of the Property.
Article 16 – Signs and Advertising; Building Name
     Section 16.01. During the Term, Tenant shall have the exclusive right, at its sole cost and expense, to place the maximum number and size of interior and/or exterior signage on the Building permitted by the applicable Legal Requirements without Landlord’s consent; provided, however, all work relating to the installation of said exterior signage shall be subject to Landlord’s prior consent, as required under Article 11, and said exterior signage is consistent (in terms of size, style and color) to the signage on the Building as of the Commencement Date. All Tenant’s signs shall comply with all requirements of appropriate governmental authorities and all necessary permits or licenses shall be obtained by Tenant prior to such installation. Landlord shall cooperate with Tenant in obtaining all such required permits and licenses. Tenant shall reimburse Landlord for Landlord’s reasonable expenses associated with obtaining all necessary permits or licenses for Tenant’s signs. At its sole cost and expense, Tenant shall maintain such signage in good condition and repair, and Tenant shall remove the same upon the expiration or earlier termination of this Lease and shall repair any damage, holes or openings caused or occasioned by such removal.
Article 17 – Entry by Landlord
     Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of examining the same, for making any necessary repairs or alterations thereto, for the purpose of supplying any service, or building maintenance to be provided by Landlord hereunder, and during the last lease year of the Term for the purpose of exhibiting the Premises to prospective tenants; provided, however, that Landlord shall advise Tenant a reasonable time in advance thereof and have due regard for Tenant’s reasonable security concerns, and, provided further, that the operations of Tenant shall not be interfered with unreasonably thereby.
Article 18 – Assignment and Subletting
     Tenant will not assign, sublet, pledge, mortgage, or otherwise transfer this Lease or the whole or any part of the Premises without in each instance having first received the prior written consent of Landlord which consent shall not be unreasonably conditioned, delayed or withheld, provided that Tenant shall remain liable for Rent and all other sums due hereunder. Landlord acknowledges that the credit of any proposed subtenant shall not be grounds for Landlord’s denial of consent to sublease. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to sublease all or a portion of the Premises, to permit occupancy of all or a portion of the Premises, and to assign its interest in this Lease to any Affiliated Entity, as hereinafter defined, without obtaining Landlord’s consent; provided, however, prior to the effective date of such sublease, occupancy or assignment, Tenant shall deliver to written notice thereof and, in the case of an assignment, a written assumption of Tenant’s obligations. “Affiliated Entity” for purposes of this provision is defined as (a) any entity which controls, is controlled by, or is under common control with, Tenant, (b) any entity that succeeds to Tenant’s business by merger, consolidation, reorganization or other form of corporate reorganization, (c) any purchaser who acquires all or substantially all of the Tenant’s assets and /or stock, (d) any purchaser of multiple assets from Tenant, and (e) any entity which purchases as an operating unit a business located at the Premises. Notwithstanding anything to the contrary contained herein, no assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease, and Tenant shall continue to remain primarily liable under this Lease.
Article 19 – Subordination; Estoppel
     Section 19.01. This Lease will be subject and subordinate to any mortgage of the Premises now existing or hereafter executed by Landlord or its successors and assigns. Such subordination is automatic and is effective without any further act of Tenant; provided however that no subordination of this Lease shall be effective with respect to any mortgage not on record as of the date of this Lease unless Tenant receives from any such mortgagee either (i) a non-disturbance agreement in the form attached hereto and incorporated herein as Exhibit B or (ii) such mortgagee’s standard form of subordination, non-disturbance agreement (with commercially reasonable modifications negotiated by the parties), fully executed by such mortgagee.
     In the event that Landlord has granted a mortgage covering the Premises as of the date of this Lease, then, simultaneously with its execution of this Lease, Landlord shall deliver to Tenant from such mortgagee either (i) a non-disturbance agreement in the form attached hereto and incorporated herein as Exhibit B or (ii) such mortgagee’s standard form of subordination, non-disturbance agreement (with commercially reasonable modifications negotiated by the parties), fully executed by such mortgagee.

     Section 19.02. Landlord and Tenant each agree that within fifteen (15) days after written request from the other, it shall furnish a written certificate stating whether this Lease is in full force and effect, if any amendments have been executed, if Tenant is then claiming any offsets, counterclaims or defenses to this Lease, and, to the best knowledge of the party executing such certificate, if any defaults exist by the party requesting such certificate (and, if yes, the nature of any alleged default), and any other matter which may be reasonably requested. Supplementing the foregoing, any request for such certificate by either party shall be accompanied by a written certificate executed by the requesting party stating whether there are any then known defaults under this Lease by the other party then existing, and if so, describing said defaults.
Article 20 – Default
     Section 20.01. If any of the following Events of Default shall occur, Tenant shall be deemed in default of this Lease: (a) if Tenant shall fail to pay any Rent or other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after Tenant’s receipt of written notice thereof; (b) if Tenant shall fail to perform any of Tenants other obligations under this Lease and such failure shall continue for more than thirty (30) days after receipt of written notice thereof; provided, however, that if such cannot reasonably be performed within such thirty (30) day period, Tenant shall have such additional time (not to exceed 90 days) as is reasonably necessary to perform such obligation; or (c) if Tenant shall make a general assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy, have an order of relief entered against it, or file or have filed against Tenant a petition seeking any reorganization, receivership, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; provided that any such petition or order which is dismissed or lifted within 180 days of filing shall not be deemed an Event of Default.
     Section 20.02. This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Event of Default shall continue, to exercise any remedies available to Landlord at law and equity, including without limitation, the remedy of forcible entry and detainer, and Landlord lawfully may, immediately or at any time thereafter, (i) without demand or notice, mail a notice of termination to Tenant, or (ii) upon ten (10) days prior written notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise by used for arrears of rent or preceding breach of covenant, and upon such mailing or entry as aforesaid, this Lease shall terminate; and Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, that Tenant shall, as of the date of such termination, immediately be liable for and pay to Landlord all Rent then due and payable and all Rent due for the remainder of the Term (discounted to present value). In addition, Tenant agrees to pay to Landlord, as damages for any above described breach, all reasonable costs of reletting the Premises including real estate commissions and cost of renovating the Premises to suit any new tenant.

     In the event that Landlord does not elect to terminate this Lease, Landlord may, at its sole discretion, and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Rent and other payments as they become due hereunder. Additionally, Landllord shall be entitled to recover from Tenant all reasonable costs of maintenance and preservation of the Premises, and all costs, including reasonable attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.
     Section 20.03. Upon the termination of this Lease pursuant to Sections 20.01 and 20.02, Tenant shall nevertheless remain liable for all Rent then due and payable hereunder as of the date of the termination of this Lease, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of, or in the collection of its remedies hereunder or under any law, (all such rent, costs, fees and expenses being referred to herein as the “Termination Damages”). Landlord shall use reasonable efforts to mitigate the Termination Damages.
     Section 20.04. Other than its duty to mitigate damages, nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state laws relating to bankruptcy or insolvency or reorganization or arrangement by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.
     Section 20.05. In the event of Landlord’s failure to pay any sum or sums which Landlord is obligated to pay and the non-payment of which may result in a charge or encumbrance upon or interfere with the conduct of Tenant’s business in the Premises, or in the event of Landlord’s failure to perform any agreement or obligation on its part to be performed hereunder, in addition to any other remedies in this Lease or at law, Tenant shall have the right, but not the obligation, (a) if no emergency exits, to make such payment or perform such obligation after giving thirty (30) days written notice to Landlord and Landlord has not cured the same within such thirty (30) day period; and (b) in any emergency situation to make such payment or perform such obligation immediately upon written or oral notice if prior notice is practicable – otherwise, Tenant shall give Landlord written notice thereof as soon thereafter as practicable. Landlord shall on demand reimburse Tenant for the reasonable costs and expenses incurred by Tenant in making such payment or performing such obligation as aforesaid, including reasonable attorneys’ fees, failing which, Tenant shall have the right to deduct such sums from the next installments of Base Rent due hereunder (provided, however, such deduction shall not exceed twenty percent (20%) of the Base Rent). Nothing herein contained shall preclude Tenant from proceeding to collect the amount so paid by it without waiting for rental offsets to accrue. No deduction of rent hereunder shall constitute a default unless Tenant fails to pay such amount to the Landlord within thirty (30) days after final adjudication of a court of competent jurisdiction that such amount is owing to Landlord. In the event the Lease is rejected in connection with any bankruptcy proceeding, Tenant shall have the right to terminate this Lease effective upon written notice to Landlord.
     Section 20.06. The waiver by either party of any default shall not be deemed to be a waiver of any subsequent default under the same, or under any other term, covenant or condition of this Lease. The subsequent acceptance of any Rent by Landlord shall not be deemed to be a waiver of any preceding default by Tenant under any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such Rent.
     Section 20.07 Landlord hereby waives any lien for any rent it has against the Tenant or Tenant’s property in the Premises, except for any judgment lien that may hereafter arise in favor of Landlord.
Article 21 – Return of Premises; Holdover
     Section 21.01. At the expiration or other termination of the Term, Tenant shall remove from the Premises its Personal Property and those Alterations to which Landlord has elected to relinquish its rights to, and will peaceably yield up to Landlord the Premises in as good condition in all respects as the same were at the commencement of this Lease, except for ordinary wear and tear, damage by the elements, by fire or other casualty, by any exercise of the right of eminent domain or by any public or other authority.
     Section 21.02. If Tenant holds over possession of the Premises beyond the expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to the following: (i) during the period from the first (1st) day of such holding over to the thirtieth (30th) day of such holding over, inclusive, one-twelfth (1/12th) of one hundred fifty percent (150%) of the Base Rent and Additional Rent required to be paid by Tenant during the final lease year of the Term; (ii) during the period from the thirty-first (31st) day of such holding over to the sixtieth (60th) day of such holding over, inclusive, one-twelfth (1/12th) of one hundred seventy-five percent (175%) of the Base Rent and Additional Rent required to be paid by Tenant during the final lease year of the Term; and (iii) from and after the sixty-first (61st) day of such holding over, one-twelfth (1/12th) of two hundred percent (200%) of the Base Rent and Additional Rent required to be paid by Tenant during the final lease year of the Term. Since the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be impossible to accurately measure and will likely exceed the amount of the monthly Base Rent and Additional Rent payable hereunder, the parties recognize and agree that the aforesaid liquidated sum is fair and just compensation for the period of such holdover, and it is not a penalty. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the expiration of the Term, and Landlord, upon said expiration, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. The provisions of this Section 21.02 shall survive the expiration or sooner termination of this Lease.
Article 22 – Notices
           All notices which are required to be given by either party hereunder shall be in writing, sent by certified or registered mail, postage prepaid, return receipt requested, or via nationally recognized overnight courier for delivery on the next business day, and addressed to the parties at the following addresses:

Tenant:	LEGAL	Bank of America, N.A.
	NOTICE:	13510 Ballantyne Corp Place
Lease Administration
Sherrill — 6th Floor
Mail Code: NC2-109-06-05
Charlotte, NC 28277

	with copy to:	Bank of America, N.A.
One Federal Street (MA5-503-06-03)
Boston, Massachusetts 02110
Attn: Kathleen M Luongo
AVP-Transaction Specialist

	with a copy, which shall not be deemed notice, to Legal Counsel:	Corporate Legal Department
Attn: Real Estate Legal Counsel
One Federal Street, MA5-503-06-01
Boston, MA 02110

Landlord:		Athenahealth, Inc.
311 Arsenal Street
Watertown, MA 02472

with copy to

or to such other addresses and to such other persons as the parties may from time to time designate in writing. The time of giving of any such notice shall be deemed to be the date of deposit with the United States Postal Service or overnight courier, as applicable.

Article 23 – Broker’s Commissions
     Each party hereto represents that it has not dealt with any real estate broker or agent in connection with the negotiation of this Lease or the leasing of the Premises, other than Paragon Commercial Real Estate / Grubb & Ellis and CB Richard Ellis / The Boulos Company (“Broker”), whose fees Tenant agrees to pay pursuant to a separate agreement between them. Each party shall hold the other harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person or entity with whom the indemnifying party has dealt other than Broker.
Article 24 – Landlord’s Representations
     Section 24.01. Landlord represents and warrants to and covenants with Tenant that (a) it is the owner of the Premises, (b) it has full right, power and authority to enter into this Lease, and (c) there are no mortgages encumbering the Property as of the date of this Lease.
     Section 24.01. Landlord will comply with all present and future federal, state and municipal laws, rules and regulations applicable to Landlord’s ownership of the Property if, as a result of Landlord’s non-compliance, Tenant would be prohibited from using and enjoying the Premises in accordance with the terms and conditions of this Lease, unless Tenant is obligated to comply with the same pursuant to the provisions of this Lease.
Article 25 – Recording of Lease
     The parties hereto agree that this Lease shall not be recorded, but Landlord and Tenant hereby agree to enter into a memorandum of lease in the form attached hereto and incorporated herein as Exhibit C, concurrently with execution of this Lease.
Article 26 – Entire Agreement; Amendments
     This Lease constitutes the entire agreement between the parties hereto and may not be modified in any manner other than by written agreement, executed by all of the parties hereto or their successors in interest. No prior understanding or representation of any kind made before the execution of this Lease shall be binding upon either party unless incorporated herein.
Article 27 – Non-Recourse
     Anything in the Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord, it being expressly understood that all obligations of Landlord under or relating to this Lease are solely obligations payable out of the Property (including any rent, insurance proceeds and/or condemnation proceeds payable to Landlord in connection with the Property) and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and as a condition for the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and as a consideration for, the execution of this Lease by Landlord.
Article 28 – Miscellaneous
     Section 28.01. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in the masculine gender herein shall include feminine and neuter forms thereof.
     Section 28.02. The covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.
     Section 28.03. The article headings in this Lease are for convenience only, and shall not limit or otherwise affect the meaning of any provisions hereof.
     Section 28.04. Time is of the essence in each and every provision of this Lease.
     Section 28.05. The invalidity or unenforceability of any provision of this Lease shall not affect any other provision hereof.
     Section 28.06. Should either party hereto commence an action against the other to enforce any obligation under this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other.
     Section 28.07. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.
     Section 28.08. Whenever Landlord’s consent or approval shall be required herein, such consent or approval shall not be unreasonably or arbitrarily withheld, conditioned or delayed unless otherwise expressly provided in this Lease, and such consent or approval shall be deemed to have been given, unless within thirty (30) days of Tenant’s request therefor, Landlord notified Tenant that (i) it is denying such consent or approval, stating in such notice the reasonable grounds therefore, or (ii) it needs additional time to make said decision, if such decision cannot reasonably be determined with said thirty (30) day period, stating in such notice the reasonable amount of additional time required by Landlord.
     Section 28.09. Intentionally Omitted.
     Section 28.10. In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of adverse weather conditions, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 28.10 shall not (i) operate to excuse Tenant from prompt payment of Rent, or any other payment required by the terms of this Lease; (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds; or (iii) delay or postpone any of the rights specifically granted to Tenant hereunder based upon a time certain.
     Section 28.11. The parties hereto consent to the jurisdiction and venue of the courts of the State of Maine sitting in and for Waldo County and that each party hereto hereby waives trial by jury in any action, proceeding or counterclaim brought in respect of any matter whatsoever arising out of or in any way connected with this Lease.
     Section 28.12. EXCEPT IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MALFEASANCE OR WILLFUL MISFEASANCE, AND EXCEPT AS OTHERWISE PROVIDED IN THE NEXT SUCCEEDING SENTENCE, TENANT SHALL NOT BE LIABLE TO LANDLORD FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF USE OR UTILIZATION OF FACILITIES, RESULTING FROM TENANT’S PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE, EVEN IF TENANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, TENANT SHALL BE LIABLE TO LANDLORD FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES INCURRED BY LANDLORD AS A RESULT OF ANY INJURY TO ANY PERSON OCCURRING IN THE PREMISES OR OCCURRING IN, ON, OR ABOUT THE PROPERTY TO THE EXTENT SUCH INJURY IS CAUSED IN PART OR IN WHOLE BY THE ACT, NEGLECT, FAULT OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY TENANT, ITS AGENTS, EMPLOYEES, OR CONTRACTORS.
     Section 28.13. EXCEPT IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MALFEASANCE OR WILLFUL MISFEASANCE, AND EXCEPT AS OTHERWISE PROVIDED IN THE NEXT SUCCEEDING SENTENCE, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF USE OR UTILIZATION OF FACILITIES, RESULTING FROM LANDLORD’S PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE, EVEN IF LANDLORD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL BE LIABLE TO TENANT FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES INCURRED BY TENANT AS A RESULT OF ANY INJURY TO ANY PERSON OCCURRING IN, ON, OR ABOUT THE PROPERTY TO THE EXTENT SUCH INJURY IS CAUSED IN PART OR IN WHOLE BY THE ACT, NEGLECT, FAULT OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY LANDLORD, ITS AGENTS, EMPLOYEES, OR CONTRACTORS.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above:

LANDLORD: ATHENAHEALTH, INC.
By:
Name:
Title:

TENANT: BANK OF AMERICA, N.A.
By:
Name:
Title:

53 ACRES ±
BALLFIELD
POND #1
POND #2
WAREHOUSE
BUILDING No. 1
BUILDING No. 2
BUILDING No. 3
BUILDING No. 4
Building
Playground
Parking Lot
STATE OF MAINE
U.S. ROUTE 1 BY-PASS
ROUTE 3
DEAD RIVER COMPANY
ROUTE 52

Phase I

- Access Roads + Sidewalks

EXHIBIT B TO LEASE — Form Estoppel Certificate and
Subordination, Non-Disturbance and Attornment Agreement
ESTOPPEL CERTIFICATE AND SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
Tenant’s Trade Name:      Bank of America, N.A.
This ESTOPPEL CERTIFICATE AND SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of the date set forth below, by                                                                   (“Tenant”), and                                            (“Lender”)
RECITALS
A.                        (“Owner”) is or is about to become the owner of the land and improvements commonly known as                      .
B. Tenant is the owner of the tenant’s interest in that lease dated                     , and which was originally executed by                       , as landlord, and by                       as tenant. (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”)
C. Owner, as borrower or as co-borrower with one or more other co-borrower(s), has applied to                                            (“Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).
D. As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.
THEREFORE, Lender and Tenant agree as follows:
1. ESTOPPEL. As a material inducement to Lender to make the Loan, Tenant warrants and represents to Lender, as of the date hereof, that:
     1.1 Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.
     1.2 No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

     1.3 Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.
     1.4 Minimum Rent. The current annual base rent under the Lease is $___.
     1.5 Rental Payment Commencement Date. The rents stated in Section 1.4 above will begin or have begun on                     .
     1.6 Rentable area. The rentable area of the leased premises is                      square feet.
     1.7 Commencement Date. The term of the Lease commenced or will commence on                     .
     1.8 Expiration Date. The term of the Lease will expire on                     .
     1.9 No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows:                      (if none, write “None”).
     1.10 No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease.
     1.11 No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: (if none, write “None”).
2. NON-DISTURBANCE. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage (which shall be deemed to include any conveyance in lieu of foreclosure), Lender, for itself and for any New Owner (hereinafter defined) agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender and New Owner shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease and perform all of the obligations of the landlord thereunder.
3. ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity (“New Owner”) by, or in lieu of judicial or nonjudicial foreclosure of the Mortgage, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that: (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the

Lease for the remainder of the Lease term; (c) Tenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses are specifically set forth in the Lease and arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner; (g) New Owner shall not be bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord), except to the extent actually received by New Owner; or (h) New Owner shall not be bound by any amendment or modification of the Lease made without New Owner’s prior written consent; and (i) New Owner shall not be bound by or responsible for any security deposit not actually received by New Owner.
4. HEIRS, SUCCESSORS AND ASSIGNS. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.
5. ATTORNEYS’ FEES. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, all costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.
IN WITNESS WHEREOF, Tenant and Lender have executed this instrument as of                      , 20___.

“Tenant”	“Lender”

By:	By:
Its:	Its:

EXHIBIT C TO LEASE — Notice of Lease
NOTICE OF LEASE

LANDLORD:	Athenahealth, Inc.
311 Arsenal Street
Watertown, MA 02472

TENANT:	Bank of America, N.A.
13510 Ballantyne Corp Place
Lease Administration
Sherrill — 6th Floor
Mail Code: NC2-109-06-05
Charlotte, NC 28277

PREMISES:	All of the space within the building situated located at ___Schoodic Drive, Belfast, Maine known as the Daycare Center, containing approximately 11,125 Rentable Square Feet of space, together with the parking lot and fenced-in playground adjacent to and affiliated with the Daycare Center and being a portion of the property conveyed by Bracebridge Corporation to Athenahealth, Inc. by a deed dated and recorded in the Waldo County Registry of Deeds.

DATE OF EXECUTION:

TERM OF LEASE:	The term of the Lease is for ten (10) years commencing on and expiring on . Tenant has the right to extend the term of the Lease for two (2) additional periods of five (5) years each.
     This instrument is executed as notice of the aforesaid Lease. It is not intended nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.

Executed as an instrument under seal as of this ___day of ___, 2007.

LANDLORD:	Athenahealth, Inc.
By:
Name:
Title:

TENANT:	Bank of America, N.A.
By:
Name:
Title:

TENANT ACKNOWLEDGEMENT

State of
County of	___, 2007
     Then personally appeared the above-named                     ,                      of Bank of America, N.A., and acknowledged the foregoing instrument to be duly authorized act of Bank of America, N.A., and to be executed as is free act and deed, before me.

Notary Public
My Commission Expires:
LANDLORD ACKNOWLEDGEMENT

State of
County of	___, 2007
     Then personally appeared the above-named                     ,                      of                      , and acknowledged the foregoing instrument to be the free act and deed of                                           , before me

Notary Public
My Commission Expires:

EXHIBIT “E” TO PURCHASE AND SALE AGREEMENT
UNDERGROUND OIL STORAGE FACILITY DISCLOSURE
     The undersigned owner(s) of real property located at 1 Hatley Road, Belfast, Maine, hereby certifies and discloses as follows (check as applicable):
                     There is no underground oil storage facility located on the property.
___X___There are three underground oil storage facilities located on the property, and
1.	The facility’s registration numbers are 19664, 20960 and 20961.

2.	The facility has not been abandoned in place pursuant to 38 MRSA 566-A.

3.	The facility is subject to regulation, including registration requirements, by the Department of Environmental Protection under 38 MRSA 563.
Dated:                     , 2007

Bracebridge Corporation

By:
Witness		Terence J. Farrell, President

EXHIBIT “F” TO PURCHASE AND SALE AGREEMENT
Maine Department of Environmental Protection
Underground Oil Storage Facility
Change of Ownership
Notification Form
Registration Number:
Prior Facility Name:
Current Facility Name:
Current Facility Mailing Address:
Current Facility Physical Address:
Current Facility Telephone Number:
Prior Owner:
Current Owner:
Current Owner Mailing Address:
Current Owner Telephone Number:
Prior Operator: Bracebridge Corporation / Bank of America
Current Operator:
Current Operator Mailing Address:
Current Facility Telephone Number:
Date of Change in Ownership:

Print Name of Current Owner

Signature of Current Owner	Date
In accordance with the Rules for Underground Oil Storage Facilities, Chapter 691, § 4(P), please return this form to the following address within 10 days of transfer of ownership:
Maine Department of Environmental Protection, BRWM
Attn: Oil Enforcement Unit
17 State House Station
Augusta, ME 04333

EXHIBIT “G” TO PURCHASE AND SALE AGREEMENT
BILL OF SALE AND ASSIGNMENT
   BRACEBRIDGE CORPORATION, a Delaware corporation (the “Assignor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Assignor by ATHENAHEALTH, INC., a Delaware corporation ( the “Assignee “), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, SOLD, CONVEYED and DELIVERED, and does hereby ASSIGN, SELL, CONVEY and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the following:
     1. All mechanical, electrical, plumbing and fire safety fixtures and systems and all furniture, fixtures and equipment described at Exhibit A attached hereto (the “Tangible Property”), located on or about the real property located at Hatley Road, Belfast, Maine conveyed by a deed of even date herewith from Assignor to Assignee (the “Real Property”); and
     2. If and to the extent transferable, all intangible property (the “Intangible Property “) pertaining to the Real Property or the Tangible Property or the use thereof including, without limitation, warranties, guaranties, plans and specifications, engineering plans and studies, reports and floor plans, landscape plans, utility contracts, together with any licenses, consents, permits, approvals, whether governmental or otherwise.
   The Tangible Property and the Intangible Property are hereinafter collectively referred to as the “Property”.
   This Bill of Sale and Assignment is made and accepted subject to all of the matters (the “Permitted Exceptions”) as described in the Purchase Agreement between Assignor and Assignee dated                     , 2007 (the “Purchase Agreement”) covering the Property.
   ASSIGNEE ACKNOWLEDGES AND AGREES THAT SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PURCHASE AGREEMENT, AND IN ANY DOCUMENT DELIVERED AT CLOSING THEREUNDER, ASSIGNEE TAKES THE PROPERTY “AS IS” AND “WITH ALL FAULTS” AND ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROPERTY AND THIS BILL OF SALE AND ASSIGNMENT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION,

MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.
   This Bill of Sale and Assignment may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Bill of Sale and Assignment, it shall not be necessary to produce or account for more than one such counterpart.
     Assignor warrants that it is the lawful owner of all of the Tangible Property. Assignor binds Assignor, its successors and assigns, to warrant and defend the title to all of the Tangible Property to Assignee, its successors and assigns, forever against every person lawfully claiming the Tangible Property or any part of it.
EXECUTED this ____ day of                     , 2007.

ASSIGNOR: BRACEBRIDGE CORPORATION, a Delaware corporation
By:
Terence J. Farrell
Its: President

ASSIGNEE: ATHENAHEALTH, INC.
By:
Name:
Title:

EXHIBIT A TO BILL OF SALE
To be Determined as provided in Section1.1(g)

SCHEDULE“1” TO PURCHASE AND SALE AGREEMENT
SUPPLEMENTAL ESCROW INSTRUCTIONS
     1. (a) Seller and Purchaser hereby appoint Escrow Agent as the entity responsible for holding, investing and disbursing the Earnest Money in accordance with the provisions of this Exhibit 1 and the agreement to which it is attached (collectively, this “Agreement”). Escrow Agent hereby accepts such appointment.
          (b) The Earnest Money shall be held in a non-interest-bearing account.
     2. Upon disbursement of the Earnest Money in accordance with this Agreement, all rights and obligations of the Escrow Agent shall be deemed to have been satisfied and the Purchaser and Seller shall have no recourse against the Escrow Agent.
     3. Delivery or return of any Earnest Money, as well as any other payment, shall be done in the same manner as any notice given under this Agreement.
     4. Escrow Agent is instructed to disburse the Earnest Money either (1) as directed pursuant to written instructions signed by Purchaser and Seller; or (2) to either party in the event it receives a sworn affidavit from such party dated as of a day which is not less than ten (10) business days after the date on which such party’s notice of demand for the Earnest Money was served upon the other party; said affidavit shall state such party is entitled to the Earnest Money pursuant to the terms of this Agreement, that such party has given written notice to the other party, in accordance with the provisions of Section 11.1 of the agreement to which this Exhibit A is attached, of such demand for disbursement of the Earnest Money, as evidenced by a photocopy of the receipt thereof, and that such party has not received a written objection thereto from the other party.
     5. The duties of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and are purely ministerial in nature. If there is any dispute between the parties hereto as to whether or not the Escrow Agent is obligated to disburse or release the Earnest Money, the Escrow Agent shall not be obligated to make such disbursement or delivery, but in such event shall hold the Earnest Money until receipt by the Escrow Agent of an authorization in writing signed by all persons having an interest in said dispute, directing the disposition of the Earnest Money, or in the absence of such authorization, the Escrow Agent shall hold the Earnest Money until a final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, the Escrow Agent may, but is not required to, retain counsel and bring an appropriate action or proceeding for leave to deposit the Deposit pending such determination. The Escrow Agent shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such action or proceeding, including reasonable attorney’s fees and disbursements, by the parties hereto. Upon delivery of the Earnest Money as provided herein, the Escrow Agent shall have no further liability hereunder. If threatened with litigation, the Escrow Agent is hereby authorized by the undersigned to interplead all interested parties in any court of competent jurisdiction and to deposit the Earnest Money with the clerk of the court, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement.
     6 The Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind taken in good faith unless caused by its willful misconduct or negligence. The parties hereto each release the Escrow Agent from liability for any act done or omitted to be done by the Escrow Agent in good faith in the performance of its obligations and duties hereunder. The Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.
     7. The undersigned hereby jointly and severally indemnify the Escrow Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance of or the performance of its duties under this Agreement, as well as the costs and expenses, including reasonable attorneys’ fees and disbursements, of defending itself against any claim or liability arising under this Agreement, other than any loss, liability or expense arising out of or in connection with the Escrow Agent’s willful misconduct or negligence.
     8. Escrow Agent shall not be entitled to any fee for acting as the escrow agent.
     9. Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the Earnest Money which may be imposed by the depository holding the Earnest Money as a result of the making or redeeming of the investment pursuant to instructions from Seller and Purchaser, nor shall it be liable for any loss or impairment of Earnest Money while the Earnest Money is in the course of collections or while the Earnest Money is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of the financial institution.

SCHEDULE“2” TO PURCHASE AND SALE AGREEMENT
SELLER’S DOCUMENTS

1.	The names of all contractors under the Service Contracts
2.	Most recent tax bills and value renditions
3.	Property operating statements (at full occupancy)
4.	Permits (including waste water and well, if applicable)
5.	Governmental approvals
6.	Licenses
7.	Details on any capital improvements made to the property
8.	Structural, environmental and other inspection reports
9.	Title policies
10.	Easements
11.	Complete set of building plans (including architectural, mechanical and structural plans)
12.	Survey of the property
13.	Copies of all warranties (including roof, mechanical, elevator, etc.)
14.	Copies of correspondence with the Fire Department, Health Department, Assessor’s Department, and Building Department
15.	Mold retention certification
16.	HVAC reports
17.	Any roof reports on work completed